Exhibit 99.1

                       AGREEMENT OF AFFILIATION AND MERGER

         THIS AGREEMENT OF AFFILIATION AND MERGER ("Agreement") is made and entered into effective as of the 20th day of December, 1999, by and among OLD NATIONAL BANCORP ("ONB"), PERMANENT BANCORP, INC. ("Permanent"), MERGER CORPORATION I ("Merger Corporation"), OLD NATIONAL BANK, and PERMANENT BANK (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, ONB is an Indiana corporation registered as a bank holding company under the federal Bank Holding Company Act of 1956, as amended ("BHC Act"), with its principal office located in Evansville, Vanderburgh County, Indiana; and

         WHEREAS, Old National Bank, a wholly-owned subsidiary of ONB, is a national banking association with its principal office in Lawrenceville, Illinois; and

         WHEREAS, Permanent is a Delaware corporation registered as an unitary savings and loan holding company under the Savings and Loan Holding Company Act, as amended, with its principal office located in Evansville, Vanderburgh County, Indiana; and

         WHEREAS, Permanent is the sole owner, directly or indirectly, of all of the outstanding capital stock of (i) the Bank, a federal savings bank, located in Evansville, Vanderburgh County, Indiana, (ii) Perma Service Corp. ("Perma Service"), a service corporation, (iii) Permanent Insurance Agency, Inc. ("Permanent Insurance"), an insurance agency and (iv) Permavest, Inc. ("Permavest") (collectively, the "Subsidiaries"); and

         WHEREAS, ONB and Permanent seek to affiliate through a corporate reorganization whereby the Bank will first merge into Old National Bank, and Permanent will merge immediately thereafter into Merger Corporation, an Indiana corporation and wholly-owned subsidiary of ONB, and the Bank will thereby become a wholly-owned subsidiary of ONB; and

         WHEREAS, ONB, Permanent, Merger Corporation, Old National Bank and the Bank intend for the mergers to qualify as reorganizations within the meaning of
Section 368(a)(2)(D) and related sections of the Internal Revenue Code of 1986, as amended ("Code"), and agree to cooperate and to take such actions as may be reasonably necessary to assure such result; and

         WHEREAS, the Board of Directors of each of the parties hereto has determined that it is in the best interests of its respective corporations or entities to consummate the strategic business combination provided for herein and has approved this Agreement, authorized its execution and designated this Agreement a plan of reorganization and a plan of mergers.

         NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration,

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the  sufficiency  of  which  is  hereby  acknowledged,  ONB,  Permanent,  Merger
Corporation, Old National Bank and the Bank hereby make this Agreement and prescribe the terms and conditions of the affiliation of ONB and Permanent and Old National Bank and the Bank and the mode of carrying such mergers into effect as follows:

                                    SECTION 1

                                   THE MERGERS

         1.01.    The Bank Merger.

         (a) General Description. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 10 hereof), immediately prior to the Company Merger (as hereinafter defined), the Bank shall be merged with and under the Articles of Association of Old National Bank ("Bank Merger"). The Bank Merger is subject to the Company Merger occurring immediately after the Bank Merger, and if the Company Merger will not close immediately thereafter, the Bank Merger shall not occur. Old National Bank shall survive the Bank Merger ("Surviving Bank") and shall continue its corporate existence under the federal banking laws pursuant to the provisions of and with the effect provided in the National Bank Act, as amended.

         (b) Name, Offices and Management. The name of the Surviving Bank shall be "Old National Bank." Its principal office shall be located at 420 Main Street, Evansville, Indiana 47708. The Board of Directors of the Surviving Bank, until such time as their successors have been elected and have qualified, shall consist of the Board of Directors of Old National Bank serving at the Effective Time (as hereinafter defined). At the Effective Time, Donald P. Weinzapfel and Jack H. Kinkel shall become directors of the Old National Bank Evansville Community Bank Board, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. The officers of Old National Bank serving at the Effective Time shall continue to serve as the officers of the Surviving Bank, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. As of and following the Effective Time, the main bank office and all branch offices of the Bank shall become branch offices of Old National Bank.

         (c) Capital Structure. At the Effective Time, the capital of the Surviving Bank shall be not less than the capital of Old National Bank immediately prior to the Effective Time. At the Effective Time, all outstanding shares of common stock of the Bank shall be canceled.

         (d) Articles of Association and By-Laws. The Articles of Association and By-Laws of Old National Bank in existence at the Effective Time shall remain the Articles of Association and By-Laws of the Surviving Bank, until such Articles of Association and By-Laws shall be further amended as provided by applicable law.


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         (e)  Effect  of  Bank  Merger.  The  effect  of the  Bank  Merger  upon consummation thereof shall be as set forth under the National Bank Act, as amended.

         1.02.    The Company Merger.

         (a) General Description. Upon the terms and subject to the conditions of this Agreement, immediately following the Bank Merger, Permanent shall be merged with and under the Articles of Incorporation of Merger Corporation ("Company Merger") (the Bank Merger and the Company Merger are hereinafter collectively referred to as the "Mergers"). Merger Corporation shall survive the Company Merger ("Surviving Corporation") and shall continue its corporate existence under the laws of the State of Indiana pursuant to the provisions of and with the effect provided in the Indiana Business Corporation Law, as amended.

         (b) Name, Offices and Management. The name of the Surviving Corporation shall be "Merger Corporation I". Its principal office shall be located at 420 Main Street, Evansville, Indiana 47708. The Board of Directors of the Surviving Corporation, until such time as their successors have been elected and have qualified or until their earlier resignation, death or removal from office, shall consist of the Board of Directors of Merger Corporation serving at the Effective Time. The officers of Merger Corporation serving at the Effective Time shall be the officers of the Surviving Corporation until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office.

         (c) Capital Structure. At the Effective Time, the capital of the Surviving Corporation shall be not less than the capital of Merger Corporation immediately prior to the Effective Time.

         (d) Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Merger Corporation in existence at the Effective Time shall remain the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Time, until such Articles of Incorporation and By-Laws shall be further amended as provided by applicable law.

         (e) Effect of Company Merger. The effect of the Company Merger upon consummation thereof shall be as set forth in Indiana Code Section 23-1-40-6, as amended.

         1.03. Tax Free Reorganization. ONB, Permanent, Merger Corporation, Old National Bank and the Bank intend for the Mergers to qualify as a reorganization within the meaning of Section 368(a) and related sections of the Code, and agree to cooperate and to take such actions as may be reasonably necessary to assure such result.




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                                    SECTION 2

                      MANNER AND BASIS OF EXCHANGE OF STOCK

         2.01. Exchange Ratio. (a) Upon and by virtue of the Company Merger becoming effective at the Effective Time, each issued and outstanding share of Permanent Common Stock (as defined in Section 4.03 hereof) shall be converted into the right to receive such number of shares of ONB common stock as provided by Section 2.01(b), 2.01(c) or 2.01(d) hereof (the "Exchange Ratio"), subject to
Section 9.01(c)(v) hereof.

         (b) Subject to Section 2.01(c), the Exchange Ratio shall equal (calculated to the nearest one-ten thousandth): (i) the quotient arrived at by dividing (A) the quotient arrived at by dividing (X) the sum of $92,000,000 plus the aggregate exercise price for Permanent Common Stock otherwise purchasable pursuant to all Stock Options of holders exercising their right to exchange their Stock Options for cash or shares of ONB common stock pursuant to Section 7.04(a) hereof (such aggregate exercise price hereinafter referred to as "Aggregate Strike Price") by (Y) the Total Outstanding Shares (as defined in
Section 4.03(a)) by (B) the Average Price Per Share of ONB common stock, if the Average Price Per Share of ONB common stock is greater than or equal to $28.00 but less than or equal to $36.00; (ii) the quotient arrived at by dividing (A) the quotient arrived at by dividing (X) the sum of $92,000,000 plus the Aggregate Strike Price by (Y) $28.00 by (B) the Total Outstanding Shares, if the Average Price Per Share of ONB common stock is less than $28.00; or (iii) the quotient arrived at by dividing (A) the quotient arrived at by dividing (X) the sum of $92,000,000 plus the Aggregate Strike Price by (Y) $36.00 by (B) the Total Outstanding Shares, if the Average Price Per Share of ONB common stock is greater than $36.00.

         (c) Subject to Section 2.01(d), if the Average Price Per Share of ONB common stock is greater than $38.00, then ONB may request in writing to Permanent a renegotiation of the Exchange Ratio. ONB and Permanent shall then attempt in good faith to renegotiate the Exchange Ratio to their mutual satisfaction. In the event ONB and Permanent are unable to renegotiate the Exchange Ratio by the earlier of (A) ten (10) days of the date of such written notice or (B) September 30, 2000, either ONB or Permanent may terminate this Agreement in accordance with Section 9.01(a)(iii) hereof.

         (d) Notwithstanding anything herein to the contrary, if between the date of this Agreement and the Effective Time, ONB enters into an agreement with another corporation, partnership, person or other entity pursuant to which current shareholders of ONB common stock will exchange their ONB common stock for stock of another entity, and the Average Price Per Share of ONB common stock is greater than $38.00, the Exchange Ratio (calculated to the nearest one ten-thousandth) shall equal the quotient arrived at by dividing (A) the quotient arrived at by dividing (X) the sum of $92,000,000 plus the Aggregate Strike Price by (Y) $36.00 by (B) the Total Outstanding Shares.



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         2.02. No Fractional  Shares.  Certificates for fractional shares of ONB common stock shall not be issued for fractional interests resulting from application of the Exchange Ratio. Each stockholder of Permanent who would otherwise have been entitled to a fraction of a share of ONB common stock shall be paid in cash following the Effective Time an amount equal to such fraction multiplied by the average of the per share closing price of ONB common stock as reported on the Nasdaq National Market System for the final ten (10) business days on which shares of ONB common stock were traded immediately preceding the Effective Time ("Average Price Per Share").

         2.03. Recapitalization. If, between the date of this Agreement and the Effective Time, the record date occurs for the distribution or issuance by ONB of a stock dividend with respect to its shares of common stock, or a combination, subdivision, reclassification or split of ONB's issued and outstanding shares of common stock (a "Recapitalization"), such that the number of issued and outstanding shares of ONB common stock is increased or decreased, then all references to the Average Price Per Share of ONB common stock in Sections 2.01 and 9.01(c)(v) hereof shall also be adjusted to give effect to the Recapitalization. All references to the Average Price Per Share of ONB common stock shall be adjusted by multiplying each Average Price Per Share of ONB common stock by a fraction, the numerator of which shall be equal to the number of shares of ONB common stock outstanding immediately prior to the Recapitalization and the denominator of which shall be equal to the number of shares of ONB common stock outstanding immediately after the Recapitalization.

         2.04. Distribution of ONB Common Stock and Cash. (a) Immediately following the Effective Time, ONB shall mail to each Permanent stockholder a letter of transmittal providing instructions as to the transmittal to ONB of certificates representing shares of Permanent Common Stock and the issuance of shares of ONB common stock in exchange therefor pursuant to the terms of this Agreement.

         (b) Following the Effective Time, distribution of stock certificates representing shares of ONB common stock and any cash payment, without interest, for fractional shares, if any, shall be made by ONB to each former stockholder of Permanent as soon as practical following delivery to ONB of the stockholder's certificate(s) representing its shares of Permanent Common Stock accompanied by a properly completed and executed letter of transmittal, all in form and substance reasonably satisfactory to ONB.

         (c) As of the Effective Time, stock certificates representing shares of Permanent Common Stock shall be deemed to evidence ownership of ONB common stock for all corporate purposes other than the payment of dividends or other distributions. No dividends or other distributions otherwise payable subsequent to the Effective Time on shares of ONB common stock shall be paid to any Permanent stockholder entitled to receive the same until such stockholder has surrendered to ONB his or her certificate or certificates representing Permanent Common Stock in exchange for a certificate or certificates representing ONB common stock. Upon surrender of the certificates representing shares of Permanent Common Stock, there shall be paid in cash to the record holder of the new certificate or certificates evidencing shares of ONB common stock the amount of

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



all dividends and other distributions, without interest thereon, withheld with respect to such shares of ONB common stock.

         (d) ONB shall be entitled to rely upon the stock transfer books of Permanent to establish the persons entitled to receive shares of ONB common stock pursuant to this Agreement, which books shall be conclusive with respect to the ownership of shares of Permanent Common Stock.

         (e) With respect to any certificate for shares of Permanent Common Stock which has been lost, stolen or destroyed, ONB shall be authorized to issue common stock (and to pay cash as to fractional shares) to the registered owner of such certificate upon receipt by ONB of an agreement to indemnify ONB against loss from such lost, stolen or destroyed certificate and an affidavit of lost, stolen or destroyed stock certificate, both in form and substance reasonably satisfactory to ONB, and upon compliance by the Permanent stockholder with all other reasonable requirements of ONB in connection with lost, stolen or destroyed stock certificates.

                                    SECTION 3

                             DISSENTING STOCKHOLDERS

         Stockholders of Permanent are not entitled to any dissenters' rights under Section 262 of the Delaware General Corporation Law, as amended, since Permanent Common Stock is quoted and traded on Nasdaq. Permanent shall take no action which would result in the loss of such listing prior to the Effective Time.


                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PERMANENT

         On or prior to the date hereof, Permanent has delivered to ONB a schedule (the "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Section 4 or to one or more of its covenants contained in Section 6; provided, that the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Permanent that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined below).

         For the purpose of this Agreement, and in relation to Permanent and the Subsidiaries, a "Material Adverse Effect" means any effect that (i) is material and adverse to the financial position, results of operations or business of Permanent and the Subsidiaries taken as a whole, or (ii) would materially impair the ability of Permanent to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other

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transactions  contemplated by this Agreement;  provided,  however, that Material
Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, (d) effects of any action taken with the prior written consent of ONB and (e) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

         No representation or warranty of Permanent contained in this Section 4, except Section 4.03, shall be deemed untrue, incomplete or incorrect, and Permanent shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 4, has had or is reasonably likely to have a Material Adverse Effect on Permanent.

         Permanent and the Bank accordingly hereby represent and warrant to ONB as follows:

         4.01. Organization and Authority. (a) Permanent is a corporation duly organized and validly existing under the laws of the State of Delaware.
Permanent has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Permanent has a class of stock registered pursuant to Section 12, and is subject to the reporting requirements, of the Securities Exchange Act of 1934, as amended ("1934 Act"). Except as set forth in the Disclosure Schedule, Permanent's only direct subsidiary is the Bank and Permanent has no other direct subsidiaries and owns no voting stock or equity securities of any corporation, partnership, association or other entity.

         (b) The Bank is a federal savings bank duly organized and validly existing under the federal banking laws of the United States of America. The Bank has no direct subsidiaries, except for Perma Service and Permavest. The Bank is subject to primary regulatory supervision and examination by the Office of Thrift Supervision (the "OTS") and the Federal Deposit Insurance Corporation (the "FDIC"). The Bank has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (c) Perma Service is a service corporation duly organized and validly existing under the laws of the State of Indiana. Perma Service owns approximately 14.28% of Family Financial Life Insurance Company, which underwrites various types of life and disability insurance and annuity programs. Perma Service has one wholly-owned subsidiary, Permanent Insurance which offers, on an agency basis, casualty, life, accident, health, mortgage, disability and consumer credit insurance. Except for Family Financial Life Insurance Company and Permanent Insurance, Perma Service has

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no  other   subsidiaries.   Perma  Service  is  subject  to  primary  regulatory
supervision and examination by the Office of Thrift Supervision. Perma Service has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (d) Permanent Insurance is an insurance agency duly organized and validly existing under the laws of the State of Indiana. Permanent Insurance has no subsidiaries. Permanent Insurance has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         (e) Permavest is a corporation duly organized and validly existing under the laws of the State of Delaware. Permavest owns 99.5% of Permavest, a Nevada partnership. The remaining .5% of Permavest is owned by Permanent. Except for Permavest, a Nevada partnership, Permavest owns no subsidiaries. Permavest is subject to primary regulatory supervision and examination by the OTS. Permavest, Inc. has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         4.02. Authorization. (a) Each of Permanent and the Bank has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.02(e), (f) and (g) hereof. As of the date hereof, neither Permanent nor the Bank is aware of any reason why the approvals set forth in Section 8.02(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.02(e). This Agreement and its execution and delivery by Permanent and the Bank have been duly authorized and approved by the Board of Directors of Permanent and the Bank, respectively, and, assuming due execution and delivery by ONB and Old National Bank, constitutes a valid and binding obligation of Permanent and the Bank, subject to the fulfillment of the conditions precedent set forth in Section 8.02 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Except as set forth in the Disclosure Schedule, neither the execution of this Agreement nor consummation of the Mergers contemplated hereby:
(i) conflicts with or violates Permanent's Certificate of Incorporation or By-Laws or the Bank's Charter or By-Laws; (ii) conflicts with or violates any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Mergers are obtained) or any court or administrative judgment, order, injunction, writ or decree;
(iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Permanent or any Subsidiary is a party or by which Permanent or any Subsidiary is subject or bound; (iv) results in the creation of or gives any

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person,  corporation  or entity  the right to create  any lien,  charge,  claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than ONB or Old National Bank) or any other adverse interest, upon any right, property or asset of Permanent or any Subsidiary; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any
note,  bond,  indenture,   mortgage,   agreement,   contract,   lease,  license,
arrangement, deed of trust, commitment or other instrument to which Permanent or any Subsidiary is bound or with respect to which Permanent or any Subsidiary is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for consummation of the Mergers by Permanent or the Bank.

         4.03. Capitalization. (a) The authorized capital stock of Permanent as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of preferred stock, $0.01 par value, none of which shares are issued or outstanding and 9,000,000 shares of common stock, $0.01 par value per share, of which 4,103,095 shares are issued and outstanding as of the date hereof, which number of shares of Permanent common stock is subject to increase to a total of 4,467,239 shares (such number referred to herein as the "Total Outstanding Shares") pursuant to the exercise of options (collectively, the "Stock Options") granted under the 1999 Omnibus Incentive Plan and the 1993 Stock Option and Incentive Plan (collectively, the "Stock Option Plans") to purchase an aggregate of 364,144 shares of common stock of Permanent (all of such shares of common stock are referred to herein as "Permanent Common Stock"). Such issued and outstanding shares of Permanent Common Stock have been duly and validly authorized by all necessary corporate action of Permanent, are validly issued, fully paid and nonassessable and have not been issued in violation of any pre-emptive rights of any present or former Permanent stockholder. Permanent has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Permanent Common Stock.

         (b) The authorized capital stock of the Bank as of the date hereof consists, and at the Effective Time will consist, of 1,000,000 shares of preferred stock, none of which shares are issued or outstanding and of 9,000,000 shares of common stock, $0.01 par value per share, 2,380,500 of which shares are issued and outstanding (such issued and outstanding shares are referred to herein as "Bank Common Stock"). Such issued and outstanding shares of Bank Common Stock have been duly and validly authorized by all necessary corporate action of the Bank, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Bank shareholder. The Bank Common Stock is, and at the Effective Time will be, the only class of capital stock of the Bank outstanding. Except as set forth in the Disclosure Schedule, all of the issued and outstanding shares of the Bank Common Stock are owned by Permanent free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. The Bank has no capital stock authorized, issued or outstanding other than as described in this
Section 4.03(b) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Bank Common Stock.

         (c) All of the issued and outstanding shares of Perma Service's common stock ("Perma Service Common Stock") have been duly and validly authorized by all necessary corporate action of Perma Service, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Perma Service shareholder. The Perma Service Common Stock is and at the Effective Time will be the only class of capital stock of Perma Service outstanding. All of the issued and outstanding shares of Perma Service Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Perma Service has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(c) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Perma Service Common Stock.

         (d) All of the issued and outstanding shares of Permanent Insurance's common stock ("Permanent Insurance Common Stock") have been duly and validly authorized by all necessary corporate action of Permanent Insurance, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Permanent Insurance shareholder. The Permanent Insurance Common Stock is, and at the Effective Time will be, the only class of capital stock of Permanent Insurance outstanding. All of the issued and outstanding shares of Permanent Insurance Common Stock are owned by Perma Service free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Permanent Insurance has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(d) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Permanent Insurance Common Stock.

         (e) All of the issued and outstanding shares of Permavest's common stock (Permavest Common Stock") have been duly and validly authorized by all necessary corporate action of Permavest, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former Permavest shareholder. The Permavest Common Stock is, and at the Effective Time will be, the only class of capital stock of Permavest outstanding. All of the issued and outstanding shares of Permavest Common Stock are owned by the Bank free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Permavest has no capital stock authorized, issued or outstanding other than as described in this Section 4.03(e) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of Permavest Common Stock.

         (f) Except as set forth in the Disclosure Schedule and except for options granted under the Stock Option Plans, there are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of Permanent Common Stock, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of Permanent, by which Permanent is or may become bound. Permanent does not have any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of Permanent Common Stock.

         (g) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements or subscription rights relating to any shares of common stock of the Subsidiaries, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of a Subsidiary, by which a Subsidiary is or may become bound. None of the Subsidiaries has any outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of its common stock.

         (h) Except as set forth in the Disclosure Schedule, Permanent has no knowledge of any person or entity which beneficially owns 5% or more of its outstanding shares of Permanent Common Stock.

         (i) Set forth in the Disclosure Schedule is a listing of each affiliate of Permanent as described in Section 6.05 hereof setting forth the number of shares of Permanent Common Stock beneficially owned (as defined in Rule 13d-3 under the 1934 Act) by each affiliate and the manner in which such shares are owned.

         4.04. Organizational Documents. The respective Certificate of Incorporation and By-Laws of Permanent and the Charter and By-Laws of the Bank, representing true, accurate and complete copies of such corporate documents in effect as of the date of this Agreement, have been delivered to ONB.

         4.05. Compliance with Law. (a) Neither Permanent nor any Subsidiary has engaged in any activity nor taken or omitted to take any action which has resulted in the violation of any local, state, federal or foreign law, statute, regulation, rule, ordinance, order, restriction or requirement, nor are they in violation of any order, injunction, judgment, writ or decree of any court or government agency or body. Permanent and each Subsidiary possess and hold all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption, and such licenses, franchises, permits, certificates and authorizations are transferable (to the extent required) to ONB or Old National Bank at the Effective Time without any restrictions or limitations thereon or the need to obtain any consents of government agencies or other third parties other than as set forth in this Agreement.

         (b) Except as set forth in the Disclosure Schedule, neither Permanent nor any Subsidiary or their property is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS, the Federal Reserve Board and the FDIC) or the supervision or regulation of Permanent or any Subsidiary. There are no uncured violations, or violations with respect to which refunds or restitutions may be required, cited in any examination report of Permanent or any Subsidiary as a result of an examination by any regulatory agency or body, or set forth in any accountant's or auditor's report to Permanent or any Subsidiary.

         4.06. Accuracy of Statements Made and Materials Provided to ONB. No representation, warranty in this Section 4 or other statement made, or any information provided, by Permanent or any Subsidiary in this Agreement or the Disclosure Schedule (and any update thereto), and no written report, statement, list, certificate, materials or other information furnished or to be furnished by Permanent or any Subsidiary to ONB through and including the Effective Time in connection with this Agreement or the Mergers contemplated hereby (including, without limitation, any written information which has been or shall be supplied by Permanent and the Subsidiaries with respect to their financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus and registration statement relating to the Mergers), contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is mailed to Permanent's stockholders) any untrue statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         4.07. Litigation and Pending Proceedings. (a) Except as set forth in the Disclosure Schedule and lawsuits involving collection of delinquent accounts, there are no claims, actions, suits, proceedings, mediations, arbitrations or investigations pending or to the best knowledge of Permanent after due inquiry, threatened in any court or before any government agency or authority, arbitration panel or otherwise (nor does Permanent have any knowledge of a basis for any claim, action, suit, proceeding, litigation, arbitration or investigation) against, by or affecting Permanent or any Subsidiary or which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         (b) Except as set forth in the Disclosure Schedule, neither Permanent nor any Subsidiary is: (i) subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of Permanent after due inquiry, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or
(iii) the subject of any pending or, to the best knowledge of Permanent after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its respective business, assets, capital, properties or operations.

         4.08. Financial Statements and Reports. Permanent has delivered to ONB copies of the following financial statements and reports of Permanent and the Subsidiaries, including the notes thereto (collectively, the "Permanent Financial Statements"):

         (a) Consolidated Balance Sheets and the related Consolidated Statements of Income and Consolidated Statements of Changes in Stockholders' Equity of Permanent as of and for the years ended March 31, 1997, 1998 and 1999, and as of and for the fiscal quarter ended September 30, 1999;

         (b) Consolidated Statements of Cash Flows of Permanent for the years ended March 31, 1997, 1998 and 1999, and for the fiscal quarter ended September 30, 1999;

         (c) Consolidated Statements of Changes in Financial Position of Permanent for the years ended March 31, 1998 and 1999, and for the fiscal quarter ended September 30, 1999.

         (d) Thrift Financial Reports for the Bank as of close of business on December 31, 1996, 1997 and 1998 and September 30, 1999; and

         (e) Financial Statements of Permanent on Form H-(b)(11) filed with the Office of Thrift Supervision at the close of business on March 31, 1998 and 1999.

         The Permanent Financial Statements present fairly the consolidated financial position of Permanent as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The Permanent Financial Statements described in clauses (a), (b) and (c) above for completed fiscal years are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis, except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The Permanent Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts which inclusion or omission would render any of the Permanent Financial Statements false, misleading or inaccurate in any respect.

         4.09. Properties, Contracts, Employees and Other Agreements. (a) Set forth in the Disclosure Schedule are a true, accurate and complete copy of the following:

         (i) A brief description and the location of all real property (other than properties acquired through foreclosures) owned by Permanent and the Subsidiaries and the principal buildings and structures located thereon and each lease of real property to which Permanent or any Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date of the lease and a brief description of the property covered;

         (ii) a list of all agreements, contracts, leases, licenses, lines of credit, understandings, commitments or obligations of Permanent or any Subsidiary which individually:

                  (A) will involve payment or receipt by Permanent or any Subsidiary (other than as disbursements of loan proceeds to customers, loan payments by customers or customer deposits) of more than $25$50,000;

                  (B) will involve payments based on profits of Permanent or any Subsidiary;

                  (C) will relate to the purchase of goods, products, supplies or services in excess of $50,000;

                  (D)      were not made in the ordinary course of business; or

                  (E) may not be terminated without penalty within one (1) year from the date of this Agreement; and

         (iii) The name and current annual salary of each director, officer and employee of Permanent or any Subsidiary whose current annual salary is in excess of $50,000, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by Permanent or any Subsidiary to or for the benefit of each such person for the year ended December 31, 1998, and any employment, severance or deferred compensation agreement or arrangement with respect to each such person.

         (b) Each of the agreements, contracts, commitments, leases, instruments and documents set forth in the Disclosure Schedule relating to this Section 4.09 is valid and enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditor's rights, and Permanent and the Subsidiaries are, and, to the best knowledge of Permanent after due inquiry, all other parties thereto are, in compliance with the provisions thereof, and Permanent and the Subsidiaries are not in default in the performance, observance or fulfillment of any obligation, covenant or provision contained therein. Except as set forth in the Disclosure Schedule, none of the foregoing requires the consent of any party to its assignment in connection with the Mergers contemplated by this Agreement. Other than as disclosed pursuant to this Section 4.09, to the best knowledge of Permanent after due inquiry, no circumstances exist resulting from transactions effected or to be effected, from events which have occurred or may occur or from any action taken or omitted to be taken which could reasonably be expected to result in the creation of any agreement, contract, obligation, commitment, arrangement, lease or document described in or contemplated by this Section 4.09.

         (c) Neither Permanent nor any Subsidiary is, to the best knowledge of Permanent, in default under or in breach of or, alleged to be in default under or in breach of, any loan or credit agreement, conditional sales contract or other title retention agreement, security agreement, bond, indenture, mortgage, license, contract, lease, commitment or any other instrument or obligation.

         4.10. Absence of Undisclosed Liabilities. Except as provided in the Permanent Financial Statements, Subsequent Permanent Financial Statements and in the Disclosure Schedule, except for unfunded loan commitments and obligations on letters of credit to customers of the Bank and trade payables incurred in the ordinary course of the Bank's business, and except for the transaction contemplated by this Agreement, neither Permanent nor any Subsidiary has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease or license which exceeds $50,000 individually, or any obligation, agreement, contract, commitment, liability, lease or license made outside of the ordinary course of business, nor does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease or license.

         4.11. Title to Assets. Except as described in this Section 4.11: (a) Permanent or any Subsidiary, as the case may be, has good and marketable title in fee simple absolute to all real property (including, without limitation, all real property used as bank premises and all other real estate owned) which is reflected as owned in the Permanent Financial Statements as of September 30, 1999; good title to all personal property reflected as owned in the Permanent Financial Statements as of September 30, 1999, other than personal property disposed of in the ordinary course of business since September 30, 1999; good title to or right to use by valid and enforceable lease or contract all other properties and assets (whether real or personal, tangible or intangible) which Permanent and the Subsidiaries purport to own or which Permanent or any Subsidiary uses in its business; good title to, or right to use by terms of a valid and enforceable lease or contract, all other property used in their respective businesses; and good title to all property and assets acquired and not disposed of or leased since September 30, 1999. All of such properties and assets are owned by Permanent or a Subsidiary free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, security interests, charges, claims, rights of third parties or encumbrances of any nature except: (i) as set forth in the Disclosure Schedule; (ii) as specifically noted in the Permanent Financial Statements; (iii) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (iv) pledges or liens required to be granted in connection with the acceptance of government deposits or granted in connection with repurchase or reverse repurchase agreements; and (v) easements, encumbrances and liens of record, imperfections of title and other limitations which are not material in amounts to Permanent on a consolidated basis and which do not materially detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or impair the use thereof for the purposes for which they are held or used. All real property owned or leased by Permanent or any Subsidiary is in compliance with all applicable zoning and land use laws.

         Normal wear and tear excepted, all real property, machinery, equipment, furniture and fixtures owned or leased by Permanent or any Subsidiary is structurally sound, in good operating condition and has been and is being maintained and repaired in the ordinary condition of business.

         (b) Permanent and the Subsidiaries have conducted their respective businesses in compliance with all federal, state, county and municipal laws, statutes, regulations, rules, ordinances, orders, directives, restrictions and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water or otherwise relating to the environment, air, water, soil or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and the rules and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corp of Engineers, the Department of Interior, the United States Fish and Wildlife Service and any state department of natural resources or state environmental protection agency now in effect (collectively, "Environmental Laws"). Except as set forth in the Disclosure Schedule, there are no pending or, to the best knowledge of Permanent after due inquiry, threatened, claims, actions or proceedings by any local municipality, sewage district or other governmental entity against Permanent or any Subsidiary with respect to the Environmental Laws. No environmental clearances or other governmental approvals are required for the conduct of the business of Permanent or any Subsidiary, as presently conducted. Neither Permanent nor any Subsidiary is the owner, and has not been in the chain of title or the operator or lessee, of any property on which any substances have been released, which substances if known to be present on, at or under such property would require clean-up, removal, treatment, abatement, response costs or any other remedial action under any Environmental Law, and there is no reasonable basis or grounds for any such claim, action or proceeding. Permanent and the Subsidiaries own, operate, lease, use and control, and have owned, operated, leased, used and controlled, all real property in compliance with the Environmental Laws. Neither Permanent nor any Subsidiary has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any real property.

         4.12. Loans. (a) Except as set forth in the Disclosure Schedule, there is no loan by the Bank in excess of $50,000 that has been classified by bank regulators or management as "Other Loans Specially Mentioned," "Substandard," "Doubtful" or "Loss" or in excess of $50,000 or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability. The most recent loan watch list of the Bank and a list of all loans in excess of $50,000 which the Bank has determined to be thirty (30) days or more past due with respect to principal or interest payments or has placed on nonaccrual status has been provided to ONB.

         (b) All loans reflected in the Permanent Financial Statements as of September 30, 1999 and which have been made, extended, renewed, restructured, approved, amended or acquired since September 30, 1999: (i) to the best knowledge of Permanent, constitute the legal, valid and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relative to or affecting the enforcement of creditors' rights; (ii) are evidenced by notes, instruments or other evidences of indebtedness which are true, genuine and what they purport to be; and (iii) are secured, to the extent that Permanent or any Subsidiary has a security interest in collateral or a mortgage securing such loans, by perfected security interests or recorded mortgages naming Permanent or any Subsidiary as the secured party or mortgagee (unless by written agreement to the contrary).

         (c) The reserves, the allowance for possible loan and lease losses and the carrying value for real estate owned which are shown on the Permanent Financial Statements are to the best of Permanent's knowledge, adequate in all respects under the requirements of generally accepted accounting principles applied on a consistent basis to provide for possible losses on items for which reserves were made, on loans and leases outstanding and real estate owned as of the respective dates.

         4.13. Stockholder Rights Plan. Except as otherwise provided in this Agreement, the Disclosure Schedule and Permanent's Certificate of Incorporation and By-Laws, Permanent has no stockholder rights plan or any other plan, program or agreement involving, restricting, prohibiting or discouraging a change in control or merger of Permanent or which may be considered an anti-takeover mechanism.

         4.14. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by Permanent or any Subsidiary, whether written or oral, in which Permanent or any Subsidiary participates as a participating employer; to which Permanent or any Subsidiary contributes and including any such plans which within the preceding six years have been terminated, merged into another plan of Permanent or the Bank, frozen or discontinued (collectively, "Permanent Plans") except as set forth on the Disclosure Schedule: (i) all such Permanent Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder, (ii) all Permanent Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Permanent is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) except for the Permanent Common Stock held by its trustee as an asset of the Permanent ESOP, no Permanent Plan (or its related trust) holds any stock or other securities of Permanent or any related or affiliated person or entity; (iv) Permanent has not engaged in any transaction that may subject Permanent, or any Permanent Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any Permanent Plan; (vi) there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or, to the best knowledge of Permanent after due inquiry, threatened, against Permanent, any Subsidiary, any Permanent Plan, any fiduciary of any Permanent Plan or the assets of any Permanent Plan as to which Permanent or any Subsidiary would have liability.

         (b) Permanent has made available to ONB true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare, fringe or benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by Permanent or any Subsidiary for its current or former directors, officers or employees.

         (c) Except as set forth on the Disclosure Schedule, no current or former director, officer or employee of Permanent or any Subsidiary is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with Permanent, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of Permanent's group health plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of that plan or the Code with respect thereto, whichever is applicable.

         (d) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by Permanent or any Subsidiary, in which Permanent or any Subsidiary participates as a participating employer or to which Permanent or any Subsidiary contributes, no director, officer, employee or agent of Permanent or any Subsidiary has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on Permanent or any Subsidiary under Code Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all respects by Permanent and the Subsidiaries.

         (e) Except as set forth on the Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, reimbursement, indemnity, retirement, early retirement, severance or similar plans or agreements, under discussion or negotiation by management with any employee or group of employees, any member of management or any other person.

         4.15. Obligations to Employees. All contributions required to be made under the terms of any Permanent Plan have been timely made or have been reflected on the Permanent Financial Statements. Neither any Permanent Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") nor any single-employer plan or any entity which is considered one employer with Permanent under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Permanent nor any Subsidiary have provided, or is required to provide, security to any Pension Plan or to any single-employer plan of any ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

         4.16. Taxes, Returns and Reports. Except as set forth in the Disclosure Schedule, Permanent and each Subsidiary has since January 1, 1995: (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon Permanent or any Subsidiary or any of their income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). Permanent has established, and shall establish in the Subsequent Permanent Financial Statements, in accordance with generally accepted accounting principles, a reserve for taxes in the Permanent Financial Statements adequate to cover all of Permanent's and the Subsidiaries' tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. Neither Permanent nor any Subsidiary has, nor will have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in the Subsequent Permanent Financial Statements (as hereinafter defined) or as accrued or reserved for on the books and records of Permanent. Neither Permanent nor any Subsidiary is currently under audit by any state or federal taxing authority. No federal, state or local tax returns of Permanent have been audited by any taxing authority during the past five (5) years.

         4.17. Deposit Insurance. The deposits of the Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act, as amended, and Permanent and the Bank have paid or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance.

         4.18. Insurance. Set forth in the Disclosure Schedule is a list and brief description of all policies of insurance (including, without limitation, bankers' blanket bond, directors' and officers' liability insurance, property and casualty insurance, group health or hospitalization insurance and insurance providing benefits for employees) owned or held by Permanent or any Subsidiary on the date hereof or with respect to which Permanent or any Subsidiary pays any premiums. Each such policy is in full force and effect and all premiums due thereon have been paid when due, and a true, accurate and complete copy thereof has been made available to ONB prior to the date hereof.

         4.19. Books and Records. The books and records of Permanent and the Subsidiaries have been fully, properly and accurately maintained.

         4.20. Broker's, Finder's or Other Fees. Except for reasonable fees of Permanent's attorneys, accountants, proxy solicitors and investment bankers, all of which shall be paid by Permanent prior to the Effective Time, no agent, broker or other person acting on behalf of Permanent or any Subsidiary or under any authority of Permanent or any Subsidiary is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Mergers contemplated hereby.

         4.21.  Interim  Events.  (a)  Except  as set  forth  in the  Disclosure
Schedule, between the period from September 30, 1999 to the date of this Agreement, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a Material Adverse Effect.

         (b) Except as set forth in the Disclosure Schedule, between the period from September 30, 1999 to the date of this Agreement, Permanent and the Subsidiaries have carried on their businesses in the ordinary and usual course consistent with their past practices (excluding the incurrence of fees and expenses of professional advisors related to this Agreement and the transactions contemplated hereby) and there has not been:

         (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Permanent Common Stock, except as provided by
                  Section 6.03(a)(iii); or

         (ii) any split, combination or reclassification of any capital stock of Permanent or any Subsidiary or any issuance or the authorization of any issuance of any other securities in respect of, or in lieu of or in substitution for shares of Permanent Common Stock, except for issuances of Permanent Common Stock upon the exercise of the Stock Options awarded prior to the date hereof in accordance with the terms of the Stock Option Plans.

         4.22. Regulatory Filings. Permanent and the Subsidiaries have filed and will continue to file in a timely manner all required filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, all reports on Form 8-K, Form 10-K and Form 10-Q and proxy statements, and with all appropriate federal and state regulatory agencies and authorities as required by applicable law. All such filings with the SEC and with all other appropriate federal and state regulatory agencies were and will be true, accurate and complete as of the dates of the filings and have been complied or will comply in all respects as to form with the applicable requirements and prepared in conformity with generally accepted regulatory accounting principles applied on a consistent basis, and no such filing contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         4.23.  Indemnification   Agreements.  (a)  Neither  Permanent  nor  any
Subsidiary is a party to any indemnification, indemnity or reimbursement agreement, contract, commitment or understanding to indemnify any present or former director, officer, employee, stockholder or agent against liability or hold the same harmless from liability other than as expressly provided in the Certificate of Incorporation or By-Laws of Permanent or the Articles or By-Laws of any Subsidiary.

         (b) No claims have been made against or filed with Permanent or any Subsidiary nor have, to the best knowledge of Permanent after due inquiry, any claims been threatened against Permanent or any Subsidiary, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, stockholder, employee or agent of Permanent or any Subsidiary.

         4.24. Year 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (collectively, the "Systems") necessary for Permanent and the Subsidiaries to carry on their business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no disruption of any of Permanent's or the Subsidiaries' business operations. Neither Permanent nor any Subsidiary has received, or reasonably expects to receive, a deficiency notice from any federal or state regulator relating to their failure to be Year 2000 Compliant. For purposes of this Section 4.24, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         (b)      Permanent has:

                  (i)      undertaken   a  detailed   inventory,   review,   and
                           assessment of all areas within its business and operations that could be adversely affected by the failure of Permanent or any Subsidiary to be Year 2000 Compliant on a timely basis;

                  (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis; and

                  (iii) to date, implemented that plan in accordance with that timetable.

         4.25. Stockholder Approval. The affirmative vote of the holders of a majority of the Permanent Common Stock (which are issued and outstanding on the record date relating to the meeting of stockholders) is required for stockholder approval of this Agreement and the Company Merger.

         4.26. Nonsurvival of Representations and Warranties. The representations and warranties of Permanent and the Bank contained in this Agreement shall expire at the earlier of the termination of this Agreement or the Effective Time, and thereafter Permanent and all directors, officers and employees of Permanent shall have no further liability with respect thereto, except for fraud or for false or misleading statements made intentionally or knowingly in connection with such representations and warranties.

                                    SECTION 5

                      REPRESENTATIONS AND WARRANTIES OF ONB

         On or prior to the date hereof, ONB has delivered to Permanent a schedule (the "ONB Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in this Section 5 or to one or more of its covenants contained in Section 7; provided, that the mere inclusion of an item in the ONB Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by ONB that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on ONB (as defined below). The items set forth in the ONB Disclosure Schedule establish only those items that constitute an exception to a representation or warranty which constitutes, or is reasonably likely to result in, a Material Adverse Effect on ONB.

         For the purpose of this Agreement, and in relation to ONB and its subsidiaries, a Material Adverse Effect on ONB means any effect that (i) is material and adverse to the financial position, results of operations or business of ONB and its subsidiaries taken as a whole, or (ii) would materially impair the ability of ONB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Mergers and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect on ONB shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, and (d) changes in general level of interest rate or conditions or circumstances that affect the banking industry generally.

         No representation or warranty of ONB contained in this Section 5, shall be deemed untrue or incorrect, and ONB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Section 5, has had or is reasonably likely to have a Material Adverse Effect on ONB.

         ONB accordingly hereby represents and warrants to Permanent as follows:

         5.01. Organization and Authority. Each of ONB and Merger Corporation is a corporation duly organized and validly existing under the laws of the State of Indiana. Old National Bank is a national banking association duly organized and validly existing under the laws of the United States of America. ONB is a registered bank holding company under the BHC Act, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. The execution, delivery and performance of this Agreement by each of ONB, Old National Bank and Merger Corporation has been duly authorized by all necessary corporate action. ONB's common stock is registered pursuant to Section 12, and ONB is subject to the reporting requirements, of the 1934 Act. Each of ONB's direct subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and has full power and authority to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

         5.02. Authorization. (a) Each of ONB, Old National Bank and Merger Corporation has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Section 8.01 (d), (e), and (f) hereof. As of the date hereof, ONB is not aware of any reason why the approvals set forth in Section 8.01(e) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in
Section 8.01(e). This Agreement and its execution and delivery by ONB have been duly authorized by its Board of Directors. Assuming due execution and delivery by Permanent and the Bank, this Agreement constitutes a valid and binding obligation of ONB, Old National Bank and Merger Corporation, subject to the conditions precedent set forth in Section 8.01 hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other laws of general application relating to or affecting the enforcement of creditors' rights.

         (b) Neither the execution of this Agreement nor consummation of the Mergers contemplated hereby: (i) conflicts with or violates ONB's Articles of Incorporation or By-Laws; (ii) conflicts with or violates in any respect any local, state, federal or foreign law, statute, ordinance, rule or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Mergers are obtained) or any court or administrative judgment, order, injunction, writ or decree;
(iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which ONB is a party or by which ONB is subject or bound; (iv) results in the creation of or gives any person, corporation or entity the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than Permanent or the Bank) or any other adverse interest, upon any right, property or asset of ONB; or (v) terminates or gives any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which ONB is bound or with respect to which ONB is to perform any duties or obligations or receive any rights or benefits.

         (c) Other than in connection or in compliance with applicable federal and state banking, securities and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any governmental agency or body is necessary for the consummation by ONB of the Mergers contemplated by this Agreement.

         5.03. Capitalization. (a) The authorized capital stock of ONB as of the date hereof consists of (i) 75,000,000 shares of common stock, no par value per share, of which approximately 45,600,000 shares were issued and outstanding as of September 30, 1999, and (ii) 2,000,000 shares of preferred stock, no shares of which have been or are presently intended to be issued, other than in connection with any obligations of ONB to issue such preferred stock under its shareholders' rights plan. Such issued and outstanding shares of ONB capital stock have been duly and validly authorized by all necessary corporate action of ONB, are validly issued, fully paid and nonassessable, and have not been issued in violation of any pre-emptive rights of any present or former ONB shareholder. All of the issued and outstanding shares of common stock of ONB's subsidiaries are owned by ONB free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto. Except as described in this Section 5.03, ONB has no other authorized capital stock.

         (b) Except for shares of ONB common stock beneficially owned by its trust affiliates, ONB has no knowledge of any person or entity who beneficially owns 5% or more of its issued and outstanding shares of common stock.

         5.04. Regulatory Filings. ONB and each of its subsidiaries have filed and will continue to file in a timely manner all required filings with the SEC, including, but not limited to, all reports on Form 8-K, Form 10-K and Form 10-Q and proxy statements, and with all other federal and state regulatory agencies as required by applicable law. All filings by ONB with the SEC and with all other federal and state regulatory agencies complied or will comply in all respects as to form with the applicable requirements and were and will be true, accurate and complete in all respects as of the dates of the filings, and no such filings contained or will contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, at the time and in the light of the circumstances under which they were made, not false or misleading.

         5.05. Shares to be Issued in Merger. The shares of ONB common stock which Permanent stockholders will be entitled to receive upon consummation of the Mergers pursuant to this Agreement will, at the Effective Time, be duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid and nonassessable and will have been registered under the Securities Act of 1933, as amended ("1933 Act") and listed for trading on the Nasdaq National Market System.

         5.06. Organizational Documents. The Articles of Incorporation and By-Laws of ONB in force as of the date of this Agreement have been delivered to Permanent and represent true, accurate and complete copies of such corporate documents of ONB in effect as of the date of this Agreement.

         5.07. Compliance With Law. Neither ONB nor any of its subsidiaries has engaged in any activity nor taken or omitted to take any action which has resulted or could result in the violation of any local, state, federal or foreign law, statute, rule, regulation, ordinance, order, restriction or requirement or of any order, injunction, judgment, writ or decree of any court or government agency or body. ONB and each of its subsidiaries possesses and holds all licenses, franchises, permits, certificates and other authorizations necessary for the continued conduct of their business without interference or interruption.

         5.08. Litigation and Pending Proceedings. (a) There are no claims, actions, suits, proceedings, investigations or arbitrations pending or, to the best knowledge of ONB after due inquiry, threatened in any court or before or by any government agency or authority, arbitration panel or otherwise (nor is there any basis for any claim, action, suit, proceeding, litigation, investigation or arbitration) against, by or affecting ONB or its subsidiaries which would prevent the performance of this Agreement, declare the same unlawful or cause the rescission hereof.

         (b)  Neither  ONB nor any of its  subsidiaries  is: (i)  subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or governmental agency or authority; (ii) presently charged with or, to the best knowledge of ONB, under governmental investigation with respect to any actual or alleged violations of any law, statute, rule, regulation or ordinance; or (iii) the subject of any pending or, to the best knowledge of ONB after due inquiry, threatened proceeding by any government regulatory agency or authority having jurisdiction over its business, assets, capital, properties or operations.

         5.09. Accuracy of Statements Made to Permanent. No representation, warranty or other statement made, or any information provided or to be provided, by ONB in this Agreement, and no written report, statement, list, certificate, materials or other information furnished or to be furnished by ONB to Permanent through and including the Effective Time in connection with this Agreement or the Mergers contemplated hereby (including, without limitation, any written information which has been or shall be supplied by ONB with respect to its financial condition, results of operations, business, assets, capital or directors and officers for inclusion in the proxy statement-prospectus and registration statement relating to the Mergers), contains or shall contain (in the case of information relating to the proxy statement-prospectus at the time it is mailed to Permanent's stockholders) any untrue or misleading statement of material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not false or misleading.

         5.10. Employee Benefit Plans. (a) With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored or otherwise maintained by ONB or any of its subsidiaries, whether written or oral, in which ONB or any of its subsidiaries participates as a participating employer; to which ONB or any of its subsidiaries contributes and including any such plans which within the preceding six years have been terminated, merged into another plan of ONB or any of its subsidiaries, frozen or discontinued (collectively, "ONB Plans"): (i) all such ONB Plans have been, in all respects, maintained in compliance with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including, without limitation, ERISA, the Code, and Treasury and Labor Regulations promulgated thereunder, (ii) all ONB Plans intended to constitute tax-qualified plans under Section 401(a) of the Code have received favorable determination letters from the Internal Revenue Service ("Service") with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and ONB is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (iii) except for the ONB common stock held by its trustee as an asset of the ONB Employee Stock Ownership Plan and the ONB Employees' Retirement Plan, no ONB Plan (or its related trust) holds any stock or other securities of ONB or any related or affiliated person or entity; (iv) ONB has not engaged in any transaction that may subject ONB, or any ONB Plan, to a civil penalty imposed by Section 502 of ERISA; (v) no prohibited transaction (as defined in Section 406 of ERISA and as defined in Section 4975(c) of the Code) has occurred with respect to any ONB Plan; (vi) to the best knowledge of ONB, there are no actions, suits, proceedings or claims pending (other than routine claims for benefits) or threatened, against ONB, any of its subsidiaries, any ONB Plan, any fiduciary of any ONB Plan or the assets of any ONB Plan as to which ONB would have liability.

         (b) ONB has made available to Permanent true, accurate and complete copies of the following (including all plans and programs which have been terminated): (i) pension, retirement, profit-sharing, savings, stock purchase, stock bonus, stock ownership, stock option and stock appreciation right plans and all amendments thereto and all summary plan descriptions thereof (including any modifications thereto); (ii) all employment, deferred compensation (whether funded or unfunded), salary continuation, consulting, bonus, severance and collective bargaining agreements, arrangements or understandings; (iii) all executive and other incentive compensation plans, programs and agreements; (iv) all group insurance and health insurance contracts, policies or plans; and (v) all other incentive, welfare or employee benefit plans, or agreements, maintained or sponsored, participated in, or contributed to by ONB or any of its subsidiaries for its current or former directors, officers or employees.

         (c) No current or former director, officer or employee of ONB or any of its subsidiaries is entitled to any benefit under any welfare benefit plans (as defined in Section 3(1) of ERISA) after termination of employment with ONB, except that such individuals may be entitled to continue their group health care coverage pursuant to the retiree health coverage provisions of the ONB Corporation Group Health Plan or pursuant to Section 4980B of the Code if they pay the cost of such coverage pursuant to the applicable requirements of the Plan or the Code with respect thereto, whichever is applicable.

         (d) With respect to any group health plan (as defined in Section 607(1) of ERISA) sponsored or maintained by ONB or any of its subsidiaries, in which ONB or any of its subsidiaries participates as a participating employer or to which ONB or any of its subsidiaries contributes, no director, officer, employee or agent of ONB or any of its subsidiaries has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on ONB or any of its subsidiaries under Code
Section 4980B(a). With respect to all such plans, all applicable provisions of Section 4980B of the Code and Section 601 of ERISA have been complied with in all respects by ONB and its subsidiaries.

         5.11. Taxes, Returns and Reports. ONB has since January 1, 1995 (a) duly filed all federal, state, local and foreign tax returns of every type and kind required to be filed, and each such return is true, accurate and complete in all respects; (b) paid or otherwise adequately reserved in accordance with generally accepted accounting principles for all taxes, assessments and other governmental charges due or claimed to be due upon ONB or its income, properties or assets; and (c) not requested an extension of time for any such payments (which extension is still in force). ONB has established, and shall establish in its subsequent financial statements, in accordance with generally accepted accounting principles, a reserve for taxes in the financial statements of ONB adequate to cover all of its tax liabilities (including, without limitation, income taxes, payroll taxes and withholding, and franchise fees) for the periods then ending. ONB does not have, nor will it have, any liability for taxes of any nature for or with respect to the operation of their respective businesses, including the business of any subsidiary, or ownership of their assets, including the assets of any subsidiary, from the date hereof up to and including the Effective Time, except to the extent set forth in its subsequent financial statements or as accrued or reserved for on the books and records of ONB. ONB is not currently under audit by any state or federal taxing authority. No federal, state or local tax returns of ONB have been audited by any taxing authority during the past five (5) years.

         5.12. Books and Records. The books and records of ONB have been fully, properly and accurately maintained.

         5.13. Year 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (collectively, the "Systems") necessary for ONB to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no disruption of any of ONB's business operations. Neither ONB nor any of its banking subsidiaries has received, or reasonably expects to receive, a deficiency notice from any federal or state regulator relating to their failure to be Year 2000 Compliant. For purposes of this Section 5.13, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

         (b) ONB has:

                  (i)      undertaken   a  detailed   inventory,   review,   and
                           assessment of all areas within its business and operations that could be adversely affected by the failure of ONB to be Year 2000 Compliant on a timely basis;

                  (ii) developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis; and

                  (iii) to date, implemented that plan in accordance with that timetable.

         5.14. Financial Statements and Reports. (a) ONB or its agents have delivered to Permanent copies of the following financial statements and reports of ONB and its subsidiaries, including the notes thereto (collectively, the "ONB Financial Statements"):

                  (i) Consolidated Balance Sheets and related Consolidated Statements of Income and Consolidated Statements of Changes in Shareholders' Equity of ONB as of and for the years ended December 31, 1996, 1997 and 1998, and for the fiscal quarter ended September 30, 1999; and

                  (ii) Consolidated Statements of Cash Flows of ONB for the years ended December 31, 1996, 1997 and 1998 and for the fiscal quarter ended September 30, 1999.

         (b) The ONB Financial Statements present fairly the consolidated financial position of ONB and its subsidiaries as of and at the dates shown and the consolidated results of operations for the periods covered thereby. The ONB Financial Statements described in clauses (i) and (ii) above, which consist of fiscal year-end information, are audited financial statements and have been prepared in conformance with generally accepted accounting principles applied on a consistent basis except as may otherwise be indicated in any accountants' notes or reports with respect to such financial statements. The ONB Financial Statements do not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render any of the ONB Financial Statements false, misleading or inaccurate in any respect.

         5.15.  Interim  Events.  Except  as set  forth  in the  ONB  Disclosure
Schedule, between the period from September 30, 1999 to the date of this Agreement, no event has occurred and no fact or circumstance shall have come to exist or come to be known which, directly or indirectly, individually or taken together with all other facts, circumstances and events, has had, or is reasonably likely to have, a Material Adverse Effect on ONB.

         5.16.  Shareholder  Approval.  Approval  by ONB's  shareholders  of the
Merger  of  Permanent   with  Merger   Corporation  or  for  any  other  actions
contemplated by this Agreement is not required.

         5.17. Broker's, Finder's or Other Fees. Except for reasonable fees of ONB's attorneys and accountants and investment bankers, no agent, broker or other person acting on behalf of ONB or under any authority of ONB is or shall be entitled to any commission, broker's or finder's fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement and the Mergers contemplated hereby.

         5.18. Nonsurvival of Representations and Warranties. The representations and warranties of ONB contained in this Agreement shall expire at the earlier of the termination of this Agreement or the Effective Time and, thereafter, ONB and all directors, officers and employees of ONB shall have no further liability with respect thereto, except for fraud or for false or misleading statements made intentionally or knowingly in connection with such representations and warranties.

                                    SECTION 6

                             COVENANTS OF PERMANENT

         Permanent and the Bank covenant and agree with ONB, Old National Bank and Merger Corporation and covenant and agree to cause the Subsidiaries, to act as follows:

         6.01. Stockholder Approval. (a) Subject to Section 6.06 hereof, Permanent shall submit this Agreement to its stockholders for approval and adoption at a meeting to be called and held in accordance with applicable law and the Certificate of Incorporation and By-Laws of Permanent at the earliest possible reasonable date. Subject to Section 6.06 hereof, the Board of Directors of Permanent shall recommend to Permanent's stockholders that such stockholders approve and adopt this Agreement and the Company Merger and shall solicit proxies voting in favor of this Agreement from Permanent's stockholders, unless otherwise necessary under applicable fiduciary duties of Permanent's Board of Directors as determined by the Board of Directors of Permanent in good faith after consultation with independent legal counsel.

         (b) Subject to Section 6.06(b) hereof, the Bank shall submit this Agreement to Permanent, as its sole shareholder, for approval by unanimous written consent without a meeting in accordance with applicable law and the Charter and By-Laws of the Bank at a date reasonably in advance of the Effective Time. The Board of Directors of the Bank shall recommend approval of this Agreement and the Bank Merger to Permanent, as the sole shareholder of the Bank, and Permanent, as the sole shareholder of the Bank, shall approve this Agreement and the Bank Merger.

         6.02. Other Approvals. (a) Permanent and the Subsidiaries shall proceed expeditiously, cooperate fully and use its best efforts to assist ONB in procuring upon reasonable terms and conditions all consents, authorizations, approvals, registrations and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b)  Any  materials  or  information   provided  by  Permanent  or  any
Subsidiary to ONB for use by ONB in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         6.03. Conduct of Business. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement shall be terminated as herein provided, neither Permanent nor any Subsidiary shall, without the prior written consent of ONB:

                  (i) make any changes in its capital stock accounts (including, without limitation, any stock split,
                           stock       dividend,       recapitalization       or
                           reclassification), except for the issuance of up to 364,144 shares of Permanent Common Stock under the Stock Option Plans;

                  (ii) authorize a class of stock or issue, or authorize the issuance of, securities other than or in addition to the issued and outstanding common stock as set forth in Section 4.03 hereof;

                  (iii) distribute or pay any dividends on its shares of common stock, or make any other distribution to its stockholders except that

                           (A) the Bank may pay cash dividends to Permanent in the ordinary course of business for payment of reasonable and necessary business and operating expenses of Permanent and for purposes of retiring the debt referenced in
                                    Section  8.01(i) hereof and to provide funds
                                    for    Permanent's    dividends    to    its
                                    stockholders   in   accordance   with   this
                                    Agreement,

                           (B) Permanent may pay to its stockholders its usual and customary quarterly cash dividend of Seven Cents ($0.07) per share for each such dividend until the Effective Time; provided, however, that no dividend may be paid to Permanent stockholders during the quarterly period in which the Mergers are consummated if, during such period, Permanent stockholders will become entitled to receive dividends on their shares of ONB common stock received pursuant to this Agreement.

                  (iv)     redeem any of its outstanding shares of common stock;

                  (v) merge, combine or consolidate or effect a share exchange with or sell its assets or any of its securities to any other person, corporation or entity or enter into any other similar transaction not in the ordinary course of business, except as provided by Section 6.06(b) hereof;

                  (vi) purchase or acquire any assets or securities or assume any liabilities of another bank holding company, bank, corporation or other entity, except in the ordinary course of business;

                  (vii) make any loan or commitment to lend money, issue any letter of credit or accept any deposit, except in the ordinary course of business in accordance with its existing banking practices;

                  (viii) except for the transactions or proposed transactions described in the Disclosure Schedule and the acquisition or disposition in the ordinary course of business of other real estate owned, acquire or dispose of any real or personal property (excluding the investment portfolio of the Bank) or fixed asset constituting a capital investment in excess of $50,000 individually or $100,000 in the aggregate;

                  (ix) subject any of its properties or assets to a mortgage, lien, claim, charge, option, restriction, security interest or encumbrance, except for tax and other liens which arise by operation of law and with respect to which payment is not past due or is being contested in good faith by appropriate proceedings and except for pledges or liens: (i) required to be granted in connection with acceptance by Permanent or the Bank of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the ordinary course of the conduct of its business;

                  (x) promote to a new position or increase the rate of compensation or enter into any agreement to promote to a new position or increase the rate of compensation, of any director, officer or employee of Permanent or any Subsidiary (except for promotions and compensation increases in the ordinary course of business and in accordance with past practices and established employment policies of Permanent and the Subsidiaries and other than pursuant to an employee retention program, which has been disclosed to ONB);

                  (xi) except for matters described in the Disclosure Schedule, execute, create, institute, modify, amend or terminate (except with respect to any amendments to the Permanent Plans required by law, rule or regulation) any pension, retirement, savings, stock purchase, stock bonus, stock ownership, stock option, stock appreciation or depreciation rights or profit sharing plans; any employment, deferred compensation, consulting, bonus or collective bargaining agreement; any group insurance or health contract or policy; or any other incentive, retirement, welfare or employee welfare benefit plan, agreement or understanding for current or former directors, officers or employees of Permanent or any Subsidiary; or change the level of benefits or payments under any of the foregoing or increase or decrease any severance or termination of pay benefits or any other fringe or employee benefits other than as required by law or regulatory authorities or the terms of any of the foregoing;

                  (xii) except for matters described in the Disclosure Schedule, modify, amend or institute new employment policies or practices, or enter into, renew or extend any employment, indemnity, reimbursement, consulting, compensation or severance agreements with respect to any present or former directors, officers or employees of Permanent or any Subsidiary;

                  (xiii) hire or employ any new or additional employees of Permanent or any Subsidiary, except those which are reasonably necessary for the proper operation of their respective businesses;

                  (xiv) elect or appoint any executive officers or directors of Permanent or any Subsidiary who are not presently serving in such capacities;

                  (xv) amend, modify or restate Permanent's Certificate of Incorporation or ByLaws or the Articles, Charter or By-Laws of any Subsidiary from those in effect on the date of this Agreement and as delivered to ONB hereunder;

                  (xvi) give, dispose of, sell, convey or transfer; assign, hypothecate, pledge or encumber; or grant a security interest in or option to or right to acquire any shares of common stock or substantially all of the assets of Permanent or any Subsidiary, or enter into any agreement or commitment relative to the foregoing, except as provided by Section 6.06(b) hereof;

                  (xvii) fail to continue to make additions to in accordance with the Bank's past practices and to otherwise maintain in all respects the Bank's reserve for loan and lease losses, or any other reserve account, in accordance with safe, sound, and prudent banking practices and in accordance with generally accepted accounting principles applied on a consistent basis;

                  (xviii) fail to accrue, pay, discharge and satisfy all debts, liabilities, obligations and expenses, including, but not limited to, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations and expenses become due;

                  (xix) except for obligations disclosed within this Agreement or the Disclosure Schedule, trade payables and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the Permanent Financial Statements or the Subsequent Permanent Financial Statements,

                           (A)      borrow  any  money   (except   for   capital
                                    purposes related to the Bank),

                           (B)      incur any  indebtedness  including,  without
                                    limitation,    through   the   issuance   of
                                    debentures, or

                           (C) incur any liability or obligation (whether absolute, accrued, contingent or otherwise), in an aggregate amount exceeding $50,000 (other than as contemplated by Section 6.03(a)(vii) hereof and legal, accounting and fees related to the Mergers);

                  (xx) open, close, move or, in any material respect, expand, diminish, renovate, alter or change any of its offices or branches;

                  (xxi) incur any additional indebtedness with respect to the debt referenced in Section 8.01(i) hereof, except for accrued interest; or

                  (xxii) pay or commit to pay any management or consulting or other similar type of fees other than in the ordinary course of business.

         (b) Permanent and the Subsidiaries shall use their best efforts to maintain, or cause to be maintained, in full force and effect, insurance on their assets, properties and operations, fidelity coverage and directors' and officers' liability insurance on their directors, officers and employees in such amounts and with regard to such liabilities and hazards as are currently insured by Permanent and the Subsidiaries as of the date of this Agreement.

         6.04. Preservation of Business. On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, Permanent and the Subsidiaries shall: (a) carry on their business substantially in the manner as is presently being conducted and in the ordinary course of business; (b) use their reasonable best efforts to preserve their business organization intact, keep available the services of the present officers and employees and preserve their present relationships with customers and persons having business dealings with it; (c) maintain all of the properties and assets that each of them owns or utilizes in good operating condition and repair, reasonable wear and tear excepted, and maintain insurance upon such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement; (d) maintain their books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance with all material respects with all statutes, laws, rules and regulations applicable to them and to the conduct of their business; and (e) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which any one of them is a party or by which any one of them is or may be subject or bound.

         6.05. Restrictions Regarding Affiliates. Permanent shall, within thirty
(30) days after the date of this Agreement and promptly thereafter until the Effective Time to reflect any changes, provide ONB with a list identifying each person who may be deemed to be an affiliate of Permanent for purposes of Rule 145 under the 1933 Act. On or prior to the date of this Agreement, and thereafter as may be required for a person who may be deemed an affiliate of Permanent following the date of this Agreement, Permanent shall use its best efforts to obtain from each director, executive officer and other person who may be deemed to be such an affiliate of Permanent to deliver to ONB on or prior to the date of this Agreement, and thereafter as may be required for any other person who may be deemed an affiliate of Permanent following the date of this Agreement, a written agreement, substantially in the form as attached hereto as Exhibit BA. On or prior to the Effective Time, Permanent shall use its best efforts to obtain from each director, executive officer and other person who may be deemed to be an affiliate of Permanent for purposes of Rule 145 under the 1933 Act to deliver to ONB at the Effective Time a certificate signed by each such person certifying to the effect that such person has complied with the terms and conditions of their written agreement delivered to ONB pursuant to this Section 6.05.

         6.06. Other Negotiations. (a) On and after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except with the prior written approval of ONB, neither Permanent nor any Subsidiary shall permit nor authorize their respective directors, officers, employees, agents or representatives to, directly or indirectly, initiate, solicit or encourage, any corporation, association, partnership, person or other entity or group concerning any merger, consolidation, share exchange, combination, purchase or sale of substantial assets, sale of shares of common stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing the right to acquire, capital stock) or similar transaction relating to Permanent or any Subsidiary or to which Permanent or any Subsidiary may become a party (all such transactions are hereinafter referred to as "Acquisition Transactions").


         (b) Permanent and the Subsidiaries shall promptly communicate to ONB the terms of any proposal or offer which any one of them may receive with respect to an Acquisition Transaction. Permanent or any Subsidiary may, in response to an unsolicited written proposal with respect to an Acquisition Transaction from a third party (where Permanent or any Subsidiary is the selling or nonsurviving party), furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, and enter into any such agreement, arrangement or understandings, in each case, only if Permanent's Board of Directors determines in good faith by majority vote, after consultation with its financial advisors and outside legal counsel, that failing to take such action would be a breach of the fiduciary duties of Permanent's Board of Directors in connection with another Acquisition Transaction (where Permanent or any Subsidiary is the selling or nonsurviving party).

         6.07. Press Releases. Except as required by law, neither Permanent nor any Subsidiary shall issue any news or press releases or make any other public announcements or disclosures relating to the Mergers without the prior consent of ONB, which consent shall not be unreasonably withheld.

         6.08. Disclosure Schedule Update. Permanent shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of Permanent contained herein incorrect, untrue or misleading. No such supplement, amendment or update shall become part of the Disclosure Schedule unless ONB shall have first consented in writing with respect thereto.

         6.09. Information, Access Thereto, Confidentiality. ONB and its respective representatives and agents shall, on reasonable notice and during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of Permanent and the Subsidiaries. ONB and its respective representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records and properties of Permanent and the Subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties and other matters; provided, however, that such access or investigation shall not interfere with the normal business operations of Permanent and the Subsidiaries. Upon request, Permanent and the Subsidiaries shall furnish ONB or its respective representatives or agents, their attorneys' responses to external auditors requests for information, management letters received from their external auditors and such financial, loan and operating data and other information reasonably requested by ONB which has been or is developed by Permanent or any Subsidiary, their auditors, accountants or attorneys (provided with respect to attorneys, such disclosure would not result in the waiver by Permanent or any Subsidiary of any claim of attorney-client privilege), and will permit ONB and its respective representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for Permanent and the Subsidiaries, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to ONB or its respective representatives or agents. No investigation by ONB shall affect the representations and warranties made by Permanent herein. ONB shall not use any such information obtained pursuant to this Agreement for any purpose unrelated to the Mergers. Any confidential information or trade secrets received by ONB or its representatives or agents in the course of such examination (whether conducted prior to or after the date of this Agreement) shall be treated confidentially, and any correspondence, memoranda, records, copies, documents and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by ONB or, at Permanent's request, returned to Permanent in the event this Agreement is terminated as provided in Section 9 hereof. This Section 6.09 shall not require the disclosure of any information to ONB which would be prohibited by law.

         6.10. Subsequent Permanent Financial Statements. As soon as reasonably available after the date of this Agreement, Permanent shall deliver to ONB the monthly unaudited consolidated balance sheets and profit and loss statements of Permanent prepared for its internal use, Thrift Financial Reports of the Bank for each quarterly period completed prior to the Effective Time, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, "Subsequent Permanent Financial Statements"). The Subsequent Permanent Financial Statements shall be prepared on a basis consistent with past accounting practices and generally accepted accounting principles applied on a consistent basis to the extent applicable and shall present fairly the financial condition and results of operations as of the dates and for the periods presented, subject to year end audit adjustments and the absence of footnotes for interim statements. The Subsequent Permanent Financial Statements, including the notes thereto, will not include any assets, liabilities or obligations or omit to state any assets, liabilities or obligations, absolute or contingent, or any other facts, which inclusion or omission would render such financial statements inaccurate, incomplete or misleading in any respect.

         6.11. Transition of Defined Benefit Plan. Permanent shall continue to make contributions to the Financial Institution Retirement Fund (the "Fund"), if any, as may be required by the Fund prior to the Effective Time in order to prevent a minimum funding deficiency, as defined by Section 412 of the Code, or to defray reasonable administrative expenses of the Fund owed by or assessed against

Permanent prior to the Effective Time. To the extent that prior to the Effective Time there exists under the Fund an excess of Fund assets attributable to contributions made to the Fund by Permanent over the benefit liabilities owed by the Fund to Permanent employees or participants, as determined by the Fund administrator, Permanent may amend the defined benefit plan prior to the Effective Time to increase such benefit liabilities for the purpose of absorbing such excess Fund assets; provided, however, that such amendment (i) does not result in any minimum funding deficiency under Section 412 of the Code; (ii) does not contravene any Fund provision; or (iii) does not result in the loss of the defined benefit plan's qualification under Section 401(a) of the Code. Subject to the satisfaction of any notice requirements of the Fund, Permanent shall withdraw as a participating employer under the Fund as of the Effective Time. The non-forfeitable benefits accrued by Permanent employees under the Fund as of the date of such withdrawal, as determined by the Fund administrator, shall be paid or otherwise transferred in accordance with the applicable provisions of Article XII of the Fund (Withdrawal of Participating Employer).

         6.12. Transition of 401(k) Plan. Permanent shall continue to make all non-discretionary contributions which it is required to make to the Financial Institutions Thrift Plan (the "Plan") prior to the Effective Time. Subject to the satisfaction of any notice requirements of the Plan, Permanent shall terminate as a participating employer under the Plan as of the day before the Effective Time. The non-forfeitable account balances of Permanent employees under the Plan as of the date of such termination, including any accrued but unpaid contributions for the partial plan year ending on such date, as determined by the Plan administrator, shall be paid or otherwise transferred in accordance with the applicable provisions of Article XI of the Plan (Termination of Employer Participation).

         6.13. Transition of ESOP. Permanent shall continue to make employer contributions to the Permanent Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") for each plan year quarter ending on or before the Effective Time, provided such contributions are comparable in amount, on a prorated basis, to past employer contributions to the ESOP. In the event the amount of such contributions is insufficient to enable the ESOP trustee to pay principal and interest on any Exempt Loan (as defined in the ESOP) as they are due, Permanent shall direct the ESOP trustee to sell a sufficient number of unallocated shares of Employer Securities held by the trustee and to apply the proceeds of such sale in satisfaction of such principal and interest then due.

         In addition, Permanent shall take, or cause to be taken, all actions necessary to cause the fiduciaries of the ESOP to take all of the following actions:

                  (i) Implement a written confidential pass through voting procedure pursuant to which the participants under the Permanent ESOP and their beneficiaries shall direct the trustee under the Permanent ESOP to vote the shares of Permanent Common Stock allocated to their Permanent ESOP accounts with respect to the Merger;

                  (ii) Provide the Permanent ESOP participants and their beneficiaries with a written notice regarding the existence of and provisions for such confidential pass through voting procedures, as well as the same written materials to be provided to the shareholders of Permanent in connection with the Merger;

                  (iii) Obtain a written opinion from a qualified, independent financial advisor to the trustee of the Permanent ESOP to the effect that the shares of ONB common stock to be received by the Permanent ESOP in the Merger in exchange for the shares of Permanent Common Stock will constitute "adequate consideration" as defined in Section 3(18) of ERISA, and that the Merger, including the disposition of the Permanent ESOP in connection therewith, is fair to the Permanent ESOP and its participants from a financial point of view. The written opinion referred to in the preceding sentence may be jointly issued by such financial advisor to the trustee, the Permanent ESOP and to all other stockholders of Permanent Common Stock; and

                  (iv) Take any and all additional actions necessary to satisfy the requirements of ERISA applicable to the Permanent ESOP fiduciaries in connection with the Merger.

         Permanent shall also take, or cause to be taken, all actions necessary to obtain, prior to the Effective Time, a favorable determination letter from Internal Revenue Service to the effect that the termination of the ESOP as of the Effective Time does not adversely affect the qualification of the ESOP or its related employee benefit trust for favorable income tax treatment under
Section 401(a) and 501(a) of the Code, respectively.

         Permanent  shall  terminate  the  ESOP as of the  Effective  Time.  All account balances of the ESOP participants shall be fully vested and non-forfeitable as of such termination date. As soon as administratively feasible following the later of (1) the date of termination of the ESOP, or (2) the receipt by Permanent of the favorable determination letter described in the preceding paragraph, all vested and non-forfeitable benefits under the ESOP shall be distributed to its participants pursuant to the provisions of Section
13.5 of the ESOP (Voluntary Termination).

         6.14. Termination of Welfare Benefit Plans. Effective as of the last day of the calendar month in which occurs the Effective Time, the group health, dental, life and long term disability plans, and any other employee welfare benefit plan, sponsored by Permanent on behalf of its eligible employees shall be terminated. From the date of this Agreement through the date as of which each such plan terminates Permanent shall continue to pay the insurance premiums necessary to continue the benefits currently provided under such plans. As of the Effective Time, each individual who has qualified for retiree health coverage under the Permanent group health plan, either as a retiree or a spouse or dependent of a retiree or as a director to whom Permanent has made, prior to the date of this Agreement, a commitment to provide retiree health coverage under such plan upon the retirement of such director or the termination of his or her directorship, shall become covered as of the Effective Time under the retiree health coverage provided under the ONB group health plan. It is understood that such  individual's  coverage  under the ONB group  health plan shall become secondary to such individual's Medicare coverage upon such individual's eligibility for such Medicare coverage.

         6.15. Termination of Educational Assistance Program. As of the last day of the calendar month in which occurs the Effective Time, the tuition assistance program currently sponsored by Permanent on behalf of its eligible employees shall terminate. From the date of this Agreement through the date as of which such program terminates Permanent shall continue to pay eligible benefits for which a Permanent employee qualifies pursuant to the current provisions of such program.

         6.16. Termination of Cash Bonus Program. As of the Effective Time, the cash bonus program currently sponsored by Permanent on behalf of its eligible employees shall terminate. From the date of this Agreement through the Effective Time, Permanent may continue to pay cash bonuses under the program provided the amounts of such bonuses, individually or in the aggregate, are comparable to the amounts of any past bonuses under the program and provided further that Permanent has obtained the written consent of the ONB Chief Financial Officer to pay any such bonus.

         6.17 Transition of Director Deferred Compensation Plans. As of the Effective Time, all contributions to or under either the Director Deferred Compensation Master Agreement or the Second Director Deferred Compensation Plan (collectively, the "Plans") shall cease. From the date of this Agreement through the Effective Time, Permanent may continue to allow participants thereunder to elect to defer the receipt of all or a portion of the director fees he or she would otherwise receive, and to credit such fees to the director's individual account under the applicable Plan. Following the Effective Time ONB shall continue the Plans, and the grantor (rabbi) trust established on April 1, 1997 by Permanent in connection with such Plans, until all benefit liabilities accrued under the Plans as of the Effective Time are distributed to the participants entitled to such benefits. Upon the distribution of such accrued benefits the Plans, and the trust, shall terminate and any residual assets of such trust shall be returned to ONB.

         6.18. Disposition of Restricted Stock. As of the date of this Agreement the Board of Directors of Permanent shall take all actions necessary to ensure that no further awards of Restricted Stock are granted to any participant under the Recognition and Retention Plan (the "RRP"); the 1993 Stock Option and Incentive Plan (the "1993 Plan'); or the 1999 Omnibus Incentive Plan (the "1999 Plan"). As of the Effective Time, Permanent shall take all actions necessary to terminate the RRP, the 1993 Plan and the 1999 Plan. As of the date each such plan terminates, any Restricted Period with respect to Restricted Stock theretofore awarded to any participant under each such plan shall lapse. To the extent not already fully vested, all shares of Permanent Common Stock awarded under each such plan as Restricted Stock shall become fully vested in the participant to whom such shares were awarded, and shall be exchanged for unrestricted common stock of ONB pursuant to the provisions of Section 2.01 hereof.

         6.19. Disposition of Stock Options and Stock Rights. As of the date of this Agreement the Board of Directors of Permanent shall take all actions necessary to ensure that no further automatic or discretionary grants of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or any combination thereof, as defined therein, shall be awarded to any participant under the 1993 Plan or the 1999 Plan. As of the Effective Time, the Board of Directors of Permanent shall terminate both the 1993 Plan and the 1999 Plan. To the extent not already fully vested, all outstanding options and rights theretofore awarded under either such plan shall be fully vested in the participants to whom such awards were granted.

         6.20.    Year 2000.    Permanent shall:

         (a) Additional Information. Furnish such additional information, statements and other reports with respect to Permanent's Year 2000 compliance (and its approach to and progress towards achieving compliance) discussed in
Section 4.24 hereof as ONB may reasonably request from time to time.

         (b) Notice of Changes. In the event of any change in circumstances that causes or will likely cause any of the representations and warranties set forth in Section 4.24 hereof ("Year 2000 Compliance") to no longer be true and would result in a Material Adverse Effect (hereinafter referred to as a "Change in Circumstances"), then Permanent shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide ONB with written notice ("Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause the representations and warranties set forth in Section 4.24 hereof to no longer be true. Permanent shall, within ten (10) days of a request, also provide ONB with any additional information ONB reasonably requests of Permanent in connection with the Notice and/or a Change in Circumstances.

         (c) Audits. Give any representative of ONB reasonable access to inspect any of the Systems of Permanent and the Subsidiaries, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of ONB.

         6.21. Reports. Promptly upon its becoming available, furnish to ONB one
(1) copy of each financial statement, report, notice, or proxy statement sent by Permanent to its stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Permanent with the SEC or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Permanent is a party, except for foreclosure proceedings in the ordinary course of business. For purposes of this provision, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Permanent or any of its business, operations or properties.

         6.22. Adverse Actions. Permanent shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 4, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Mergers set forth in Section 8 not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

         6.23. Termination Fee. (a) Permanent hereby understands, acknowledges and agrees that ONB and Old National Bank have committed and will commit substantial time, effort, resources and expenses in pursuing the Mergers and that neither ONB nor Old National Bank would enter into this Agreement without Permanent and the Bank agreeing to the Termination Fee (as hereinafter defined). Permanent and the Bank hereby further agree that they shall immediately pay to ONB a termination fee in the amount of Four Million Six Hundred Thousand Dollars ($4,600,000) in immediately available funds ("Termination Fee"), in the event that any of the following events occurs or has occurred without the prior written consent of ONB:

         (i) the acquisition, following the date of this Agreement, by any entity, person or group, other than ONB, of beneficial ownership, or the right to acquire beneficial ownership, of fifteen percent (15%) or more (in the aggregate) of any shares of voting capital stock of Permanent (including, without limitation, shares of Permanent Common Stock) or any shares of capital stock of any of the Subsidiaries (for purposes of this Section, the terms "group" and "beneficial ownership" shall have the same meanings assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), but only if (A) such entity, person or group has publicly announced its opposition to this Agreement or the Mergers or its intention not to vote the capital stock of Permanent or any of the Subsidiaries beneficially owned by the entity, person or group in favor of this Agreement or the Mergers; or (B) such entity, person or group has proposed, indicated an intention to propose or entered into a letter of intent, agreement in principle or other agreement (whether binding or non-binding) relating to a merger, consolidation, share exchange or other combination with, or an acquisition of, Permanent or any of the Subsidiaries; or (C) such entity, person or group has commenced or indicated its intention to commence a tender, exchange or other offer for any shares of capital stock of Permanent (including, without limitation, shares of Permanent Common Stock) or any shares of capital stock of any of the Subsidiaries; or

         (ii) the Board of Directors of Permanent, in connection with its consideration, acceptance or approval of any merger, consolidation, share exchange or combination involving Permanent or any of the Subsidiaries or any purchase of all or substantially all of Permanent's or any of the Subsidiaries' assets or capital stock or any other similar acquisition or transaction, or in connection with any tender, exchange or other offer for any shares of capital stock of Permanent (including, without limitation, shares of Permanent Common Stock) or any shares of capital stock of any of the Subsidiaries, has (A) failed to unanimously recommend to Permanent stockholders approval and adoption of this Agreement and the Company Merger; or (B) withdrawn or conditioned its unanimous recommendation to Permanent stockholders of approval and adoption of this Agreement and the Company Merger; or (C) modified or changed its unanimous recommendation to Permanent stockholders of approval and adoption of this Agreement and the Company Merger in a manner adverse in any respect to the interests of ONB; or (D) failed to solicit proxies in favor of this Agreement and the Company Merger from the stockholders of Permanent; or

         (iii) the acceptance or approval by Permanent or any of the Subsidiaries of any proposal (however conditional or future) of, or the execution by Permanent or any of the Subsidiaries of any letter of intent, agreement in principle or other agreement (whether binding or non-binding) with, any entity, person or group, other than ONB, (A) to acquire Permanent by merger, consolidation, share exchange, combination, purchase of all or substantially all of Permanent's or any of the Subsidiaries' assets or capital stock or any other similar acquisition or transaction, or (B) in connection with any tender, exchange or other offer for any shares of capital stock of Permanent (including, without limitation, shares of Permanent Common Stock) or any shares of capital stock of any of the Subsidiaries; or

         (iv) the Board of Directors of Permanent shall have accepted or approved, and any entity, person or group shall have filed an application, notice, registration statement, proxy statement or other materials or documents with the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the SEC or any other federal or state government agency, authority or body with respect to, (A) any merger, consolidation, share exchange or other combination involving, or any purchase of all or substantially all of the assets or capital stock of, Permanent or any of the Subsidiaries, or any similar acquisition or transaction, or (B) any tender, exchange or other offer for any shares of capital stock of Permanent (including, without limitation, shares of Permanent Capital Stock) or any shares of the capital stock of any of the Subsidiaries; or

         (v) notwithstanding any fiduciary duties of Permanent's Board of Directors, the meeting at which Permanent's stockholders will vote with respect to this Agreement and the Company Merger shall not have occurred on or before September 27, 2000, unless such vote shall not have occurred because the SEC has not authorized for mailing to Permanent's stockholders Permanent's proxy statement relating to this Agreement and the Company Merger on a timely basis in order to permit such meeting to occur on or before September 27, 2000.

         The provisions of this Section 6.23(a) shall terminate upon any termination of this Agreement, except (i) if one of the events described in this
Section 6.23(a) occurs or shall have occurred prior to the termination of this Agreement, or (ii) if ONB terminates this Agreement based upon a willful breach by Permanent or the Bank of any representation, warranty, covenant or agreement contained in this Agreement; then, in the case of clause (i) of this paragraph, the obligation of Permanent and the Bank to pay ONB the Termination Fee and all costs of collection and interest related thereto shall survive any termination of this Agreement and continue in full force and effect until the Termination Fee and all costs of collection and interest have been paid in full to ONB; and in the case of clause (ii) of this paragraph, the obligation of Permanent and the Bank to pay the Termination Fee and all costs of collection and interest related thereto shall survive such termination and continue in full force and effect until the Termination Fee and all costs of collection and interest have been paid in full to

ONB, but only if any of the events described in this Section 6.23(a)(i), (iii) and (iv) occurs or shall have occurred during the twelve (12) month period immediately following such termination by ONB. In addition, neither Permanent nor the Bank shall be obligated to pay the Termination Fee and the costs of collection related thereto in the event that Permanent terminates this Agreement based upon a willful and material breach of any representation, warranty or covenant contained in this Agreement by ONB.

         (b) The Termination Fee shall be immediately paid to ONB upon the occurrence of any of the events set forth in Section 6.23(a) hereof. If the Termination Fee is not immediately paid as provided, then ONB shall be entitled to recover interest at the highest prime rate set forth in The Wall Street Journal (Midwest Edition) under the section entitled "Money Rates" on the unpaid amount of the Termination Fee from the time that the Termination Fee is due until paid-in-full, together with all costs of collection thereof, including reasonable attorneys' fees and expenses.

         (c) The parties hereby understand, acknowledge and agree that the Termination Fee shall reasonably compensate ONB and Old National Bank for, among other things, (i) certain expenses incurred for attorneys, accountants, financial advisors and consultants of ONB and Old National Bank in developing the Mergers and drafting this Agreement, (ii) ONB's and Old National Bank's management time and expense in investigating, analyzing, developing and pursuing the Mergers, (iii) expenses relating to ONB's and Old National Bank's due diligence efforts relating to Permanent and the Bank, (iv) ONB's and Old National Bank's substantial time, effort, resources and expenses committed and to be committed in pursuing the Mergers, and (v) the fact that neither ONB nor Old National Bank would enter into this Agreement without Permanent and the Bank agreeing to the payment of the Termination Fee as provided herein. Permanent and the Bank further understand, acknowledge and agree that the amount of the Termination Fee is fair, reasonable and not a penalty.

         (d) For purposes of this Section 6.23, the terms "person" and "entity" shall include an individual, partnership, limited liability company, corporation, trust, firm, association, unincorporated organization and any other entity.

         6.24. Confirmation of Total Outstanding Shares. Permanent shall confirm in writing to ONB five (5) business days prior to the Effective Time the Total Outstanding Shares. In the event the Total Outstanding Shares differs from 4,467,239, then for purposes of this Agreement, the Total Outstanding Shares shall be deemed to be the corrected number confirmed to ONB pursuant to this
Section 6.24 and such event shall not be deemed a breach of this Agreement by Permanent; provided, however, that such difference may not be greater than 25,000 shares and if such difference is greater than 25,000 shares, then ONB shall have the right to terminate this Agreement pursuant to Section 9.01(b)(i)(A) regardless of materiality.

                                    SECTION 7

                                COVENANTS OF ONB


         ONB, Old National Bank and Merger Corporation covenant and agree with Permanent and the Bank as follows:

         7.01. Approvals. (a) ONB shall have primary responsibility for the preparation, filing and costs of all bank holding company and bank regulatory applications required for consummation of the Mergers. ONB shall file all bank holding company and bank regulatory applications as soon as practicable after the execution of this Agreement. ONB shall provide to Permanent's legal counsel a reasonable opportunity to review such applications prior to their filing and shall provide to Permanent's legal counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. ONB shall proceed expeditiously, cooperate fully and use its best efforts to procure, upon terms and conditions reasonably acceptable to ONB, all consents, authorizations, approvals, registrations and certificates, to complete all filings and applications and to satisfy all other requirements prescribed by law which are necessary for consummation of the Mergers on the terms and conditions provided in this Agreement at the earliest possible reasonable date.

         (b) So long as this Agreement is submitted to Permanent's stockholders for a vote thereon, Old National Bank and Merger Corporation shall submit this Agreement to ONB, as their sole shareholder, for approval by unanimous written consent without a meeting in accordance with applicable law and the respective Articles and By-Laws of Old National Bank and Merger Corporation, and the Boards of Directors of Old National Bank and Merger Corporation shall each recommend to its sole shareholder that such shareholder approve this Agreement and the Mergers.

         (c) So long as the actions contemplated by Section 7.01(b) hereof with respect to Permanent have occurred, ONB shall vote all of its shares of capital stock of Old National Bank and Merger Corporation in favor of approval of this Agreement and the Mergers.

         7.02. SEC Registration. (a) ONB shall file with the SEC as soon as practicable after the execution of this Agreement a Registration Statement on an appropriate form under the 1933 Act covering the shares of ONB common stock to be issued pursuant to this Agreement and shall use its best efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such Registration Statement and any amendments and supplements thereto are referred to in this Agreement as the "Registration Statement". The Registration Statement shall include a proxy statement-prospectus reasonably acceptable to ONB and Permanent, prepared for use in connection with the meeting of stockholders of Permanent referred to in
Section 6.01 hereof, all in accordance with the rules and regulations of the SEC. ONB shall, as soon as practicable after filing the Registration Statement, make all filings required to obtain all Blue Sky exemptions, authorizations, consents or approvals required for the issuance of ONB common stock. In advance of filing the Registration Statement and all other filings described in Section
7.01 hereof, ONB shall provide Permanent and its counsel with a copy of the Registration Statement and each such other filing and provide a reasonable opportunity to comment thereon.

         (b) Any materials or information provided by ONB in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading.

         (c) All filings by ONB with the SEC and with all other federal and state regulatory agencies shall be true, accurate and complete in all material respects as of the dates of the filings, and no such filings shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, at the time and in light of the circumstances under which they were made, not false or misleading.

         (l) (d) ONB will use reasonable best efforts to list for trading on the Nasdaq National Market System (subject to official notice of issuance) prior to the Effective Time, the shares of ONB common stock to be issued in the Mergers.


         7.03. Employee Benefit Plans. (a) As of the Effective Time, ONB will make available to the employees of Permanent and the Subsidiaries who continue as employees of ONB or any subsidiary of ONB after the Effective Time, subject to Section 7.03(b) and (c) hereof, substantially the same employee benefits on substantially the same terms and conditions as ONB offers to similarly situated officers and employees. Until such time as the employees of Permanent and the Subsidiaries become covered by the ONB welfare benefit plans, the employees of Permanent and the Subsidiaries shall remain covered by the Permanent Plans which cover such employees, subject to the terms of such plans. Except as otherwise provided in Sections 6.11 through 6.19, ONB will honor in accordance with their terms (i) all employee benefit obligations to current and former officers, directors and employees of Permanent and the Subsidiaries accrued as of the Effective Time and (ii) to the extent set forth in the Disclosure Schedule, all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof to the extent set forth in the Disclosure Schedule.

         (b) Subject to the provisions of subsection (c) hereof, years of service (as defined in the applicable ONB plan) of an officer or employee of Permanent or any Subsidiary prior to the Effective Time shall be credited, effective as of the date on which such employees become covered by a particular ONB plan, to each such officer or employee eligible for coverage under Section 7.03(a) hereof for purposes of: (i) eligibility under ONB's employee welfare benefit plans; (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the ONB Employees' Retirement Plan ("ONB Pension Plan") or under the ONB Employees' Savings and Profit Sharing Plan ("ONB Profit Sharing Plan"); and (iii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under the ONB Employee Stock Ownership Plan ("ESOP"). Those officers and employees of Permanent or any Subsidiary who otherwise meet the eligibility requirements of the ONB Profit Sharing Plan and ESOP, based on their age and years of service to Permanent or any Subsidiary, shall become participants thereunder at the Effective Time. Those officers and employees of Permanent or any Subsidiary who otherwise meet the eligibility requirements of the ONB Pension Plan, based upon their age and years of Permanent or any Subsidiary service, shall become participants thereunder no later than the January 1st which coincides with or next follows the Effective Time. Those officers or employees who do not meet the eligibility requirements of the ONB Pension Plan, ONB Profit Sharing Plan or ESOP on such dates shall become participants thereunder on the first plan entry date under the ONB Pension Plan, the ONB Profit Sharing Plan or ESOP, as the case may be, which coincides with or next follows the date on which such eligibility requirements are satisfied.

         (c) In accordance with the provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and the terms of the ONB group health plan, officers and employees of Permanent or any Subsidiary who become participants in the ONB group health plan will be given "creditable coverage" credit for their coverage under the Permanent Group Health Plan under the ONB group health plan's pre-existing condition limitation provisions. In addition, if a condition was not a "pre-existing condition" for a participant in the Permanent Group Health Plan, it shall not be considered to be a pre-existing condition under the ONB group health plan.

         (cd) Neither the terms of this Section 7.03 nor the provision of any employee benefits by ONB or any of its subsidiaries to employees of Permanent or any Subsidiary shall: (i) create any employment contract, agreement or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of Permanent or any Subsidiary; or (ii) prohibit or restrict ONB or its subsidiaries, whether before or after the Effective Time, from changing, amending or terminating any employee benefits provided to its employees from time to time.

         (de) Following the Effective Time, ONB agrees to honor and abide by the terms of the written employment agreements set forth in the Disclosure Schedule, except as may be otherwise required by a government regulatory agency.

         (f) ONB shall take any and all actions reasonably necessary to effectuate the disposition of the Permanent Plans provided by Sections 6.11 through 6.19, and ONB's obligations to take these actions shall survive the Effective Time.

         7.04. Stock Options. (a) Prior to five (5) business days before the Effective Time, a holder of a Stock Option may by written notice to ONB elect to exchange such Stock Option for either (i) cash in an amount equal to the remainder of (A) the product of the number of shares of Permanent Common Stock subject to such Stock Option multiplied by the Exchange Ratio multiplied by the Average Price Per Share of ONB common stock minus (B) the aggregate exercise price for Permanent Common Stock otherwise purchasable pursuant to such Stock Option (such number calculated pursuant to this Section 7.04(a)(i) hereinafter referred to as the "Option Value") or (ii) such number of shares of ONB common stock equal to the quotient arrived at by dividing (A) the Option Value by (B) the Average Price Per Share of ONB common stock.

         (b) Following the Effective Time, distribution of stock certificates representing shares of ONB common stock and any cash payment, without interest, pursuant to Section 7.04(a) hereof shall be made by ONB to each former holder of a Stock Option exercising an election pursuant to Section 7.04(a) hereof as soon as practical following delivery to ONB of a properly completed and executed cancellation of Stock Option, all in form and substance reasonably satisfactory to ONB.

         (c) At the Effective Time, the obligations of Permanent with respect to each outstanding Stock Option which was properly granted pursuant to a stock option agreement executed in accordance with the Stock Option Plans shall be assumed by ONB as hereinafter provided. In connection therewith, each Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option at the Effective Time, that number of shares of ONB common stock, rounded to the nearest whole share, as the holder of such Stock Option would have been entitled to receive pursuant to the Mergers had such holder exercised such Option in full (after giving effect to accelerated vesting) immediately prior to the Effective Time and, immediately thereafter, exchanged such shares solely for ONB common stock based upon the Exchange Ratio at an exercise price per share equal to (A) the aggregate exercise price for Permanent Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the number of shares of ONB common stock, rounded to the nearest whole share, deemed purchasable pursuant to such Stock Option; provided, however, that in the case of any Stock Option to which
Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of
Section 4.24(a) of the Code. In no event shall ONB be required to issue fractional shares of ONB common stock pursuant to the Stock Options.

         (d) As soon as practicable after the Effective Time, ONB shall deliver to each holder of a Stock Option an appropriate notice or agreement which sets forth such holder's rights pursuant to the Stock Option, and the agreements evidencing the grants of such Stock Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 7.04 after giving effect to the Mergers and the assumption by ONB as set forth above); provided, however, to the extent necessary to effectuate the provisions of this Section 7.04, ONB may deliver new or amended Stock Option agreements which reflect the terms of each Stock Option assumed by ONB. With respect to each Stock Option, the optionee shall be solely responsible for any and all tax liability (other than the employer's one-half share of any employment taxes) which may be imposed upon the optionee as a result of the provisions of this
Section 7.04 and as a result of the grant and exercise of such Stock Options.

         (e) At the Effective Time, ONB shall file with the SEC a registration statement on an appropriate form with respect to the shares of ONB common stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.

         7.05. Press Releases. Except as required by law, ONB shall not issue any news or press releases or make any other public announcements or disclosures relating primarily to Permanent with respect to the Mergers without the prior consent of Permanent, which consent shall not be unreasonably withheld.

         7.06. Indemnification. (a) Following the Effective Time and for a period of six (6) years thereafter, ONB shall indemnify, defend and hold harmless the present directors, officers and employees of Permanent and its Subsidiaries (each, an "Indemnitee") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by this Agreement) to the fullest extent that Permanent is permitted to indemnify (and advance expenses to) its directors, officers, and employees under Permanent's Certificate of Incorporation and Permanent's By-Laws as in effect on the date hereof.

         (b) In the event ONB or any of its successors or assigns (i) consolidates with or merges into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of ONB assume the obligations set forth in this Section 7.06.

         (c) ONB shall maintain in effect for not less than two (2) years from the Effective Time the policies of directors' and officers' liability insurance most recently maintained by Permanent; provided, however, that ONB may substitute therefor policies with reputable and financially sound carriers for substantially similar coverage containing terms and conditions which are no less advantageous for so long as such substitution does not result in gaps or lapses in coverage with respect to claims arising from or relating to matters occurring prior to the Effective Time. ONB shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnitee in enforcing the indemnity and other obligations provided for in this Section 7.06.

         (d) The provisions of this Section 7.06 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and their respective heirs and representatives.

         7.07 Adverse Actions. ONB shall not (a) take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to the standard set out in the second paragraph to Section 5, in any respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Mergers set forth in Section 8 not being satisfied, (iii) a material violation of any provision of this Agreement or (iv) a delay in the consummation of the Mergers except, in each case, as may be required by applicable law or regulation.

         7.08. Notice of Changes Relating to Year 2000 Compliance. In the event of any change in circumstances that causes or will likely cause any of the representations and warranties set forth in Section 5.13 hereof to no longer be true and would result in a Material Adverse Effect on ONB (hereinafter referred to as a "Change in Circumstances"), then ONB shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Permanent with written notice ("Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause the representations and warranties set forth in Section 5.13 hereof to no longer be true. ONB shall, within ten (10) days of a request, also provide Permanent with any additional information Permanent reasonably requests of ONB in connection with the Notice and/or a Change in Circumstances.

         7.09. Disclosure Schedule Update. ONB shall promptly supplement, amend and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the ONB Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or described in the ONB Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of ONB contained herein incorrect, untrue or misleading. No such supplement, amendment or update shall become part of the ONB Disclosure Schedule unless Permanent shall have first consented in writing with respect thereto.

                                    SECTION 8

                       CONDITIONS PRECEDENT TO THE MERGERS

         8.01. ONB. The obligation of ONB to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by ONB:

         (a) Representations and Warranties at Effective Time. Each of the representations and warranties of Permanent and the Bank contained in this Agreement shall, subject to the standard set out in the second paragraph to
Section 4, be true, accurate and correct at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time.
         (b) Covenants. Each of the covenants and agreements of Permanent shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

         (c) Deliveries at Closing. ONB shall have received from Permanent at the Closing (as hereinafter defined) the items and documents, in form and content reasonably satisfactory to ONB, set forth in Section 11.02(b) hereof.

         (d) Registration Statement Effective. ONB shall have registered its shares of common stock to be issued to stockholders of Permanent in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by ONB. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened.

         (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of ONB reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on ONB or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that ONB would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof which reduction in benefits shall not include any divestiture of branches of the Bank necessary to make the Mergers not anti-competitive.

         (f) Permanent Stockholder Approval. The stockholders of Permanent shall have approved and adopted this Agreement as required by applicable law and its Certificate of Incorporation. Permanent, as the sole shareholder of the Bank, shall have approved and adopted this Agreement as required by applicable law and the Bank's Charter.

         (g) Officers' Certificate. Permanent shall have delivered to ONB a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying: (i) to the effect set out in Section 8.01(a), the representations and warranties of Permanent and the Bank contained in this Agreement shall be true, accurate and correct at and as of the Effective Time;
(ii) that all the covenants of Permanent have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) that Permanent has satisfied and fully complied with all conditions necessary to make this Agreement effective as to Permanent.

         (h) Tax Opinion. The Board of Directors of ONB shall have received a written opinion of the law firm of Krieg DeVault Alexander & Capehart, LLP, dated as of the Effective Time, in form and content satisfactory to ONB, to the effect that the Mergers to be effected pursuant to this Agreement will constitute a tax-free reorganization under the Code (as described in Section
1.03 hereof) to each party hereto and to the stockholders of Permanent, except with respect to cash received by Permanent's stockholders for fractional shares resulting from application of the Exchange Ratio and pursuant to Section 7.04(a)(i) hereof. In rendering such opinion, counsel may require and rely upon customary representation letters of the parties hereto and rely upon customary assumptions.

         (i) Satisfaction of Debt. The existing debt of Permanent owed to an unaffiliated financial institution ("Lender") in the principal amount of approximately $3 million shall be paid by Permanent at or prior to the Effective Time and the security interest of the Lender in the Bank Common Stock shall be released. At the Effective Time, all of the issued and outstanding shares of the Bank Common Stock shall be owned by Permanent free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options and pre-emptive rights and of all other rights or claims of any other person, corporation or entity with respect thereto.

         (j) Fairness Opinion. ONB'sPermanent's investment banker shall have issued (as of athe date not later than the mailing date of the proxy statement-prospectus relating to the Mergers to be mailed to the stockholders of ONBPermanent) its fairness opinion stating that the Exchange Ratio relating to the Mergers is fair to the stockholders of ONBPermanent from a financial point of view.

         8.02. Permanent. The obligation of Permanent and the Bank to consummate the Mergers is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by Permanent:

         (a) Representations and Warranties at Effective Time. Each of the representations and warranties of ONB contained in this Agreement shall, subject to the standards set out in the second paragraph of Section 5, be true, accurate and correct on and as of the Effective Time as though the representations and warranties had been made or given at and as of the Effective Time.

         (b) Covenants. Each of the covenants and agreements of ONB shall have been fulfilled or complied with from the date of this Agreement through and as of the Effective Time.

         (c) Deliveries at Closing. Permanent shall have received from ONB at the Closing the items and documents, in form and content reasonably satisfactory to Permanent, listed in Section 11.02(a) hereof.

         (d) Registration Statement Effective. ONB shall have registered its shares of common stock to be issued to stockholders of Permanent in accordance with this Agreement with the SEC pursuant to the 1933 Act, and all state securities and Blue Sky approvals, authorizations and exemptions required to offer and sell such shares shall have been received by ONB. The Registration Statement with respect thereto shall have been declared effective by the SEC and no stop order shall have been issued or threatened. In addition, such shares of ONB common stock shall be listed on the Nasdaq National Market System.

         (e) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the board of directors of Permanent reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on Permanent or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that Permanent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

         (f) ONB Shareholder Approval. ONB, as the sole shareholder of Old National Bank and Merger Corporation, shall have approved and adopted this Agreement as required by applicable law and Old National Bank's Articles of Association and Merger Corporation's Articles of Incorporation.

         (g) Permanent Stockholder Approval. The stockholders of Permanent shall have approved and adopted this Agreement as required by applicable law and its Certificate of Incorporation. Permanent, as the sole shareholder of the Bank, shall have approved and adopted this Agreement as required by applicable law and the Bank's Charter.

         (h) Officers' Certificate. ONB shall have delivered to Permanent a certificate signed by its Chairman or President and its Secretary, dated as of the Effective Time, certifying that: (i) to the effect set out in Section 8.02(a), the representations and warranties of ONB contained in this Agreement shall be true, accurate and correct on and as of the Effective Time; (ii) that all the covenants of ONB have been complied with from the date of this Agreement through and as of the Effective Time; and (iii) ONB has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

         (i) Tax Opinion. The Board of Directors of Permanent shall have received a written opinion of the law firm of Krieg DeVault Alexander & Capehart, LLP, dated as of the Effective Time, in form and content satisfactory to Permanent, to the effect that the Mergers to be effected pursuant to this Agreement will constitute a tax-free reorganization under the Code (as described in Section 1.03 hereof) to each party hereto and to the stockholders of Permanent, except with respect to cash received by Permanent's stockholders for fractional shares resulting from application of the Exchange Ratio and pursuant to Section 7.04(a)(i). In rendering such opinion, counsel may require and rely upon customary representation letters of the parties hereto and rely upon customary assumptions.

         (j) Fairness Opinion. Permanent's investment banker shall have issued (as of a date not later than the mailing date of the proxy statement-prospectus relating to the Mergers to be mailed to the stockholders of Permanent) its fairness opinion stating that the Exchange Ratio relating to the Mergers is fair to the stockholders of Permanent from a financial point of view; provided, that this condition precedent is effective only in the event that Heritage waives its condition precedent in Section 8.02(i) hereof.

                                    SECTION 9

                             TERMINATION OF MERGERS

         9.01. Manner of Termination. This Agreement and the Mergers may be terminated at any time prior to the Effective Time by written notice delivered by ONB to Permanent, or by Permanent to ONB as follows:

         (a)      By ONB or Permanent, if:

                  (i) the Mergers contemplated by this Agreement have not been consummated by September 30, 2000; provided, however, that a party hereto in willful breach of or willful default hereunder shall have no right to terminate this Agreement pursuant to this Section 9.01(a)(i); or

                  (ii)     the  respective   Boards  of  Directors  of  ONB  and
                           Permanent mutually agree to terminate this Agreement; or

                  (iii) in the event a request is made to renegotiate the Exchange Ratio and ONB and Permanent are unable to do so to their mutual satisfaction within the time allotted by and as contemplated by Section 2.01(c) hereof.

         (b)      By ONB, if:

                  (i) at any time prior to the Effective Time, ONB's Board of Directors reasonably determines, in the event of either

                           (A) a breach by Permanent or the Bank of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Permanent of such breach; provided, however, that any such cure may not result in a Material Adverse Effect or an intentional breach of this Agreement; or

                           (B) a breach by Permanent or the Bank of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to Permanent of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect; provided, however, that any such cure may not result in a Material Adverse Effect; or

                  (ii) it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any claim, litigation or proceeding against ONB, Permanent, any Subsidiary, or any subsidiary of ONB, or any director or officer of any of such entities relating to this Agreement or the Mergers; or

                  (iii) there has been a material adverse change in the business, assets, capitalization, financial condition or results of operations of Permanent or any Subsidiary taken as a whole as of the Effective Time as compared to that in existence as of the date of this Agreement other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking laws of general applicability or interpretations thereof by courts or governmental authorities, changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, effects of any action taken with the prior written consent of ONB and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally; or

                  (iv) Permanent fulfills the requirements of Section 6.01 hereof but the stockholders of Permanent do not approve and adopt this Agreement and the Company Merger.

         (c)      By Permanent, if:

                  (i) at any time prior to the Effective Time, Permanent's Board of Directors reasonably determines, in the event of either

                           (A) a breach by ONB of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to ONB of such breach; or

                           (B) a breach by ONB, Old National Bank or Merger Corporation of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to ONB of such breach; provided that a breach under this clause (B) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect on ONB; or

                  (ii) there has been a material adverse change in the financial condition, results of operations, business, assets or capitalization of HeritageONB on a consolidated basis as of the Effective Time as compared to that in existence on September 30, 1999, other than any change resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally, any modifications or changes to valuation policies and practices in connection with the Mergers or restructuring charges taken in connection with the Mergers, in each case in accordance with generally accepted accounting principles, effects of any action taken with the prior written consent of Permanent and changes in the general level of interest rate or conditions or circumstances that affect the banking industry generally; or

                  (iii) it shall reasonably determine that the Mergers contemplated by this Agreement have become impracticable by reason of commencement or threat of any material claim, litigation or proceeding against ONB, Old National Bank or Merger Corporation relating to this Agreement or the Mergers and which is likely to have a Material Adverse Effect on ONB; or

                  (iv) Permanent fulfills the requirements of Section 6.01 hereof but the stockholders of Permanent do not approve and adopt this Agreement and the Company Merger; or

                  (v) if the Average Price Per Share of ONB common stock is less than $26.00, subject, however, to the following three sentences. If Permanent elects to exercise its termination right pursuant to this Section 9.01(c)(v), it shall give written notice to ONB (provided that such notice of election to terminate may be withdrawn at any time within the following five-day period). During the five-day period commencing with its receipt of such notice, ONB shall have the option, at its discretion, to increase the consideration to be received by the holders of Permanent Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one ten-thousandth) to equal (a) the quotient arrived at by dividing (x) the sum of $85,427,011 plus the Aggregate Strike Price (y) by the Total Outstanding Shares by (b) the Average Price Per Share of ONB common stock. If ONB so elects within such five-day period, it shall give prompt written notice to Permanent of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.01(c)(v) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         9.02. Effect of Termination. Upon termination by written notice, this Agreement shall be of no further force or effect, and there shall be no further obligations or restrictions on future activities on the part of ONB or Permanent and their respective directors, officers, employees, agents and shareholders or stockholders, except as provided in compliance with: (i) the confidentiality provisions of this Agreement set forth in Section 6.09 hereof and the Confidentiality Agreement by and between ONB and Permanent (the "Confidentiality Agreement"); (ii) the payment of expenses set forth in Section 12.09 hereof and
(iii) the payment of the Termination Fee as provided by Section 6.23 hereof; provided, however, that termination will not in any way release a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

                                   SECTION 10

                          EFFECTIVE TIME OF THE MERGERS

         Upon the terms and subject to the conditions specified in this Agreement, the Company Merger shall become effective at the close of business on the day and at the time specified in the Articles of Merger of Permanent with and into ONB as filed with the Indiana Secretary of State and the Delaware Secretary of State ("Effective Time") and the Bank Merger shall become effective on the date and at the time specified in the Articles of Combination of the Bank with and into Old National Bank as filed with the OTS and the Comptroller of the Currency. Unless otherwise mutually agreed to by the parties hereto, the Effective Time shall occur on the later of (i) July 31, 2000 or (ii) the last business day of the month following (a) the fulfillment of all conditions precedent to the Mergers set forth in Section 8 of this Agreement and (b) the expiration of all waiting periods in connection with the bank regulatory applications filed for the approval of the Mergers.

                                   SECTION 11

                                     CLOSING

         11.01. Closing Date and Place. So long as all conditions precedent set forth in Section 8 hereof have been satisfied and fulfilled, the closing of the Mergers ("Closing") shall take place on the Effective Time at the law offices of Krieg DeVault Alexander & Capehart, LLP, One Indiana Square, Suite 2800, Indianapolis, Indiana 46204.

         11.02. Deliveries. (a) At the Closing, ONB shall deliver to Permanent the following:

                  (i) the officers' certificate contemplated by Section 8.02(g) hereof;

                  (ii) copies of all approvals by government regulatory agencies necessary to consummate the Mergers;

                  (iii) copies of (A) the resolutions of the Board of Directors of ONB, certified by the Secretary of ONB, relative to the approval of this Agreement and (B) the resolutions of the Boards of Directors and sole shareholder of Old National Bank and Merger Corporation, certified by their respective Secretaries, relative to the approval of this Agreement;

                  (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit B attached hereto; and

                  (v) such other documents as Permanent or its legal counsel may reasonably request.

         (b)      At the Closing, Permanent shall deliver to ONB the following:

                  (i) the officers' certificate contemplated by Section 8.01(g) hereof;

                  (ii)     a  list  of  Permanent's   stockholders   as  of  the
                           Effective   Time   certified  by  the  President  and
                           Secretary of Permanent;

                  (iii) copies of (A) the resolutions adopted by the Board of Directors of Permanent certified by the Secretary of Permanent, relative to the approval of this Agreement and (B) the resolutions of the Board of Directors and sole shareholder of the Bank, certified by its President and Secretary, relative to the approval of this Agreement;

                  (iv) an opinion of its counsel dated as of the Effective Time and substantially in form set forth in Exhibit C attached hereto; and

                  (v) such other documents as ONB or its legal counsel may reasonably request.

                                   SECTION 12

                                  MISCELLANEOUS

         12.01. Effective Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, further, that no such extension, waiver or amendment agreed to after authorization of this Agreement by the stockholders of Permanent shall affect the rights of such stockholders in any manner which is materially adverse to such stockholders or which would violate the federal securities laws. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons except as specifically set forth in Sections 7.03, 7.04, and 7.06 hereof.

         12.02. Waiver; Amendment. (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement, except that the consideration to be received by the Permanent stockholders shall not be decreased by such an amendment following the adoption and approval of the Mergers and this Agreement by the Permanent stockholders;
(ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other party of any of the covenants or agreements to be performed by it or them under this Agreement; or
(iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Mergers. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder.

         (b) Subject to Section 12.01 hereof, this Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

         12.03. Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and shall be deemed to have been duly given if delivered by hand and receipted for, sent by certified United States Mail, return receipt requested, first class postage pre-paid, delivered by overnight express receipted delivery service or telecopied if confirmed immediately thereafter by also mailing a copy of such notice, request or other communication by certified United States Mail, return receipt requested, with first class postage pre-paid as follows:

If to ONB, Old National Bank or with a copy to (which shall not Merger Corporation constitute notice):

Old National Bancorp                  Krieg DeVault Alexander & Capehart, LLP
420 Main Street                       One Indiana Square, Suite 2800
P.O. Box 718                          Indianapolis, Indiana 46204-2017
Evansville, Indiana 47705             ATTN: Nicholas J. Chulos, Esq.
ATTN: Jeffrey L. Knight, Secretary    Telephone:  (317) 238-6224
      and General Counsel             Telecopier:  (317) 636-1507
Telephone:  (812) 464-1363
Telecopier:  (812) 464-1567


If to Permanent or the Bank:          with a copy to (which shall not
                                        constitute notice):

Permanent Bancorp, Inc.               Silver, Freedman & Taff, L.L.P.
101 SE Third Street                   1100 New York Avenue, NW
Evansville, Indiana 47708             Seventh Floor
ATTN:  Donald P. Weinzapfel,          Washington, DC 20005
      Chairman and Chief              ATTN:  Jeffrey M. Werthan, P.C.
      Executive Officer               Telephone:  (202) 414-6100
Telephone:  (812) 428-6800            Telecopier:  (202) 682-0354
Telecopier:  (812) 428-6812

or such substituted address or person as any of them have given to the other in writing. All such notices, requests or other communications shall be effective:
(a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

         12.04. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement.

         12.05. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         12.06. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         12.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without reference to any choice of law provisions, principles or rules thereof (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

         12.08. Entire Agreement. This Agreement supersedes, terminates and renders of no further force or effect all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Mergers or matters contemplated herein and constitutes the entire agreement between the parties hereto, except for the Confidentiality Agreement, which shall continue in full force and effect following the date hereof. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

         12.09. Expenses. ONB, Old National Bank and Merger Corporation shall pay its expenses incidental to the Mergers contemplated hereby, including all expenses related to banking applications and filing fees with the SEC. Permanent and the Bank shall pay its expenses incidental to the Mergers contemplated hereby.

         12.10 Certain References. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. Except expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term "business day" shall mean any day except Saturday and Sunday when Old National Bank is open for the transaction of business.





                                  * * * * * * *

         IN WITNESS WHEREOF, ONB and Permanent have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers.


                                             OLD NATIONAL BANCORP


                                         By: /s/RONALD B. LANKFORD
                                             ----------------------------------
                                             Ronald B. Lankford, President and
                                               Chief Operating Officer

ATTEST:

By: /s/JEFFREY L. KNIGHT
    --------------------------
    Jeffrey L. Knight,
    Corporate Secretary


                                             OLD NATIONAL BANCORP


                                         By: /s/MICHAEL R. HINTON
                                             ----------------------------------
                                              Michael R. Hinton, President

ATTEST:

By: /s/GAIL A. LEHR
    --------------------------
    Gail A. Lehr, Secretary


                                             MERGER CORPORATION I


                                         By: /S/THOMAS F. CLAYTON
                                             ----------------------------------
                                             Thomas F. Clayton, President

ATTEST:

By: /s/JEFFREY L. KNIGHT
    --------------------------
    Jeffrey L. Knight, Secretary

                                             PERMANENT BANCORP, INC.


                                         By: /s/DONALD P. WEINZAPFEL
                                             ----------------------------------
                                             Donald P. Weinzapfel, Chairman and
                                               Chief Executive Officer

ATTEST:


By: /s/ROBERT A. CERN
    --------------------------
    Robert A. Cern, Secretary

                                             PERMANENT BANK


                                         By: /s/MURRY J. BROWN
                                             ----------------------------------
                                             Murray J. Brown, Chairman,
                                               President and Chief Executive
                                               Officer

ATTEST:


By: /s/ROBERT A. CERN
    --------------------------
    Robert A. Cern, Secretary